Freddie Mac Loan Number: 708677614
Freddie Mac Deal Number: 7170201
Freddie Mac Rollup Number: 504210092
Property Name: Regents on University

CREDIT AGREEMENT
BY AND AMONG

PCC TEMPE, LLC
as Borrower

PREFERRED APARTMENT COMMUNITIES INC.,
as Sponsor
AND
KEYBANK NATIONAL ASSOCIATION,
as Lender
February 28, 2017

Page

1.DEFINITIONS.    1
1.1Definitions.    1
1.2Construction.    11
1.2.1Number; Inclusion.    12
1.2.2Determination.    12

1.2.3	Lender’s Discretion and Consent; References to Lender’s Requirements. 12

1.2.4	Documents Taken as a Whole. 12
1.2.5Headings.    12
1.2.6Implied References to this Agreement.    12
1.2.7Persons.    12
1.2.8From, To and Through.    13
1.2.9Conflicts with Other Loan Documents.    13
1.3Accounting Principles.    13
2.REVOLVING LOAN FACILITY.    13
2.1Revolving Loan.    13
2.1.1Revolving Loan.    13
2.1.2Advance Requests and Funding.    13
2.1.3Recalculations.    14
2.1.4Sublimits.    14
2.2Term.    15
2.3Option to Extend.    15
2.3.1First Option to Extend.    15
2.3.2Second Option to Extend.    16
2.4Contraction and Expansion Options.    17
2.4.1Sponsor’s Election of Contraction Option.    17
2.4.2Lender’s Election of Contraction Option.    18
2.4.3Expansion Option.    18
2.5Fees.    19
2.5.1Fees and Costs Due on the Closing Date.    19
2.5.2Reserved.    19
2.5.3Seasoning Fee.    19
2.5.4Reserved    19
2.5.5Addition Fee.    19
2.5.6Expansion Fee.    20
2.5.7Extension Fee.    20
2.6Borrower’s Right to Terminate the Agreement.    20

i

(continued)
Page

3.COLLATERAL POOL, ADDITION AND RELEASE, VALUATIONS AND MATERIAL ADVERSE CHANGE.    20
3.1Addition of a Collateral Pool Property.    20
3.1.1Procedure for Proposing a Mortgaged Property Addition to the Collateral Pool.    20
3.1.2Approval of the Addition of the Mortgaged Property to the Collateral Pool.    21
3.2Release of a Collateral Pool Property.    23
3.3Release of Collateral Pool Property Followed by a Securitized Loan.    23
3.3.1Securitized Loan.    23
3.3.2Procedure for Making a Securitized Loan.    23
3.4Valuations.    24
3.4.1Timing and Procedure of Valuation.    24
3.4.2Valuations that Disclose a Decrease in Market Value and/or Net Operating Income.    25
3.4.3Valuations that Disclose an Increase in Market Value and/or Net Operating Income.    25
3.5Material Adverse Change to Borrower, Guarantor or the Collateral Pool Property.    25
4.INTEREST, COSTS AND CHARGES    26
4.1Interest Rate.    26
4.2Interest Rate Determinations.    26
4.2.1Prime Rate and Base Rate Determination.    26
4.2.2Prime Rate, Base Rate and Margin Quotations.    27
4.2.3Net Spread.    27
4.3Interest Periods.    27
4.3.1Interest Period to End on a Business Day.    28
4.3.2No Interest Periods Beyond the Expiration Date.    28
4.3.3Renewals.    28
4.3.4Interest After Default.    28
4.3.5Late Charge.    29
4.3.6Non-Compliance With Sublimits.    29
4.4Illegality; Increased Costs.    30
4.4.1Illegality; Increased Costs.    30
4.4.2Lender’s Rights.    30
5.PAYMENTS    30
5.1Repayment of Sponsor Borrower Loan.    30

(continued)
Page

5.2Payments.    30
5.3Payment Dates.    31
5.4Prepayments.    31
5.4.1Voluntary Prepayments.    31
5.4.2Sublimit Violations (Mandatory Prepayment, Collateral Addition or Supplying Letter of Credit).    32
5.5Reserved.    33
5.6Reserved.    33
5.7Payment of Additional Compensation in Certain Circumstances.    33
5.7.1Increased Costs Resulting from Taxes, Etc.    33
5.7.2Termination.    34
5.8Indemnity.    34
6.CONDITIONS OF LENDING    34
6.1.1Delivery of Loan Documents.    35
6.1.2Validity of Representations.    35
6.1.3Valid Security Instrument.    35
6.1.4No Default.    35
6.1.5Officer’s Certificate.    35
6.1.6Opinion of Counsel.    36
6.1.7Legal Details.    36
6.1.8Payment of Fees.    36
6.1.9Other Conditions.    36
7.REPRESENTATIONS AND WARRANTIES    36
7.1Representations and Warranties.    36
7.1.1Authority.    36
7.1.2Binding Obligations.    37
7.1.3Formation and Organizational Documents.    37
7.1.4No Violation.    37
7.1.5Reserved.    37
7.1.6Financial Condition.    37
7.1.7No Material Adverse Change.    37
7.1.8Accuracy.    37
7.1.9Reserved.    38
7.1.10Enforceability.    38
7.1.11Reserved.    38
7.1.12Solvency.    38
7.1.13No Pending Proceedings or Judgments.    38
7.1.14Authorized Officer/Authorized Representative.    38

(continued)
Page

7.1.15Other Loan Documents.    38
7.2Reaffirmation and Survival of Representations and Warranties.    39
8.COVENANTS    39
8.1Organization and Dissolution.    39
8.2Affiliate Transactions.    39
8.3Assignment.    39
8.4Further Assurances.    40
8.5Proceedings and Judgments.    40
8.6Compliance with Lender Requirements.    40
8.7Correction of Defects.    40
8.8Notice of Material Adverse Change.    41
8.9Annual Evaluation.    41
8.10Compliance with Guaranty.    42
9.DEFAULT    42
9.1Events of Default.    42
9.1.1Payments Under Loan Documents.    42
9.1.2Breach of Representation or Warranty.    42
9.1.3Breach of Covenant.    42
9.1.4Event of Default under the Other Loan Documents.    43
9.1.5Final Judgments or Orders.    43
9.1.6Notice of Lien or Assessment.    43
9.1.7Insolvency.    43
9.1.8Cessation of Business.    43
9.1.9Lien Priority.    43
9.1.10Bankruptcy and Other Proceedings.    44
9.1.11Material Adverse Change.    44
9.1.12Affiliate Borrower Material Adverse Change.    44
9.1.13Property DSCR /Property LTV Ratio.    44
9.1.14Guarantor Default.    44
9.1.15Affiliate Borrower Seasoning Fees.    44
9.2Consequences of Event of Default.    44
9.2.1Acceleration of Sponsor Borrower Loan.    44
9.2.2Remedies Cumulative.    44
9.2.3Notice of Sale.    45
10.MISCELLANEOUS    45
10.1Reserved.    45
10.2Successors and Assigns.    45

(continued)
Page

10.3Modifications, Amendments or Waivers.    45
10.4Forbearance.    45
10.5Remedies Cumulative.    46
10.6Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.    46
10.7Holidays.    47
10.8Notices.    47
10.9Severability.    48
10.10Governing Law; Consent to Jurisdiction and Venue.    49
10.11Prior Understanding.    49
10.12Duration; Survival.    49
10.13Exceptions.    50
10.14Servicing.    50
10.15Permanent Financing.    50
10.16Authority to File Notices.    50
10.17WAIVER OF TRIAL BY JURY.    50
10.18Advertising.    51
10.19Confidentiality.    51
10.20Time of Essence.    51
10.21Counterparts.    51
10.22NOTICE OF FINAL AGREEMENT.    52

v

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (“Agreement”) is dated as of February 28, 2017 and is made by and among PCC TEMPE, LLC, a Delaware limited liability company having an address of 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327 (“Borrower”) PREFERRED APARTMENT COMMUNITIES INC., having an address of 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327 (“Sponsor”) and KEYBANK NATIONAL ASSOCIATION, a national banking association having an address of c/o KeyBank Real Estate Capital-Servicing Department, 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, Mail Code KS-01-11-0501 (together, with its successors and/or assigns, “Lender”).
RECITALS
WHEREAS, Lender is willing to provide a revolving credit facility (“Facility”) in the aggregate amount up to, but not exceeding $200,000,000, subject to increase to an amount up to, but not exceeding, $300,000,000 as provided herein (the “Sponsor Borrower Loan”);
WHEREAS, pursuant to the Sponsor Borrower Loan, Lender will make advances to Affiliates (as hereinafter defined) of Sponsor, as approved by Lender who will (i) be responsible for the satisfaction of the Indebtedness (as hereinafter defined) and (ii) grant Lender a security interest in certain real property and other assets owned by the Affiliate of Sponsor as security for such Affiliate’s repayment of the Indebtedness; and
WHEREAS, Borrower is an Affiliate of Sponsor, and has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for the Indebtedness, as more fully set forth herein; and
WHEREAS, Lender is willing to advance a portion of the Sponsor Borrower Loan to Borrower provided that Borrower is responsible for the payment of the Indebtedness which shall be secured by an interest in such real property and other assets owned by Borrower.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

Credit Agreement

1.DEFINITIONS.
1.1    Definitions.
The following capitalized terms shall have the meanings set forth below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections. To the extent not otherwise defined herein, capitalized terms shall have the meanings as set forth in the Loan Agreement or the Revolving Credit Note, as applicable.
“Accrued Interest” shall have the meaning as set forth in Section 5.4.1.1.
“Addition Fee” shall have the meaning as set forth in Section 2.5.5.
“Additional Property” shall have the meaning as set forth in Section 3.1.1.
“Advance Request” shall have the meaning as set forth in Section 2.1.2.
“Affiliate Borrower” shall mean individually or collectively, any Affiliate of Sponsor whom Lender is willing to provide one or more advances which shall not exceed in the aggregate the Sponsor Borrower Loan.
“Affiliate Borrower Advance” shall mean a Borrowing Advance Tranche and any increase thereto made to an Affiliate Borrower where the aggregate amount of all Borrower Advances and Affiliate Borrower Advances shall not exceed the Sponsor Borrower Loan.
“Affiliate Borrower Advance Request” shall mean an Advance Request made by an Affiliate Borrower.
“Affiliate Borrower Credit Agreement” shall mean any credit agreement or any other financing agreement between an Affiliate Borrower and lender relating to the Affiliate Borrower Advance.
“Affiliate Borrower Collateral Pool Property” shall mean the Collateral Pool Property as defined in an Affiliate Borrower Credit Agreement.
“Affiliate Borrower Default” shall mean any default or event of default by an Affiliate Borrower pursuant to any Affiliate Borrower Credit Agreement.
“Affiliate Borrower Loan Documents” shall mean the Loan Documents as defined in the Affiliate Borrower Credit Agreement.
Affiliate Borrower Material Adverse Change” shall mean any set of circumstances or events which: (i) has a material adverse effect upon, or could reasonably be expected to have a

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material adverse effect upon, the validity or enforceability of the Affiliate Borrower Credit Agreement or any of the other Affiliate Borrower Loan Documents; (ii) has a material adverse effect upon, or could reasonably be expected to have a material adverse effect upon, the business, properties, assets, financial condition or results of operations of the Affiliate Borrower, or the Guarantor; (iii) materially impairs, or could reasonably be expected to materially impair, the ability of (x) the Affiliate Borrower to pay and perform the Obligations as defined in the Affiliate Borrower Credit Agreement, or (y) the Guarantor to pay and perform its obligations under the Guaranty; (iv) materially impairs, or could reasonably be expected to materially impair, the ability of the Affiliate Borrower, to duly and punctually pay the Indebtedness as defined in the Affiliate Borrower Credit Agreement; or (v) materially impairs, or could reasonably be expected to materially impair, the ability of the Lender to enforce its remedies against an Affiliate Borrower or Guarantor as authorized by the terms of the Affiliate Borrower Credit Agreement and the other Affiliate Borrower Loan Documents or pursuant to applicable Law.
“Affiliate Borrower Material Adverse Change Damages” shall mean any and all claims, losses, obligations disbursements, damages, expenses, fees and costs (including without limitation Attorneys’ Fees and Costs) incurred by Lender arising out of or relating to an Affiliate Borrower Material Adverse Change which is not corrected pursuant to the terms and provisions of any Affiliate Borrower Credit Agreement.
“Affiliate Borrower Seasoning Fees” shall mean any Seasoning Fees owed by an Affiliate Borrower pursuant to an Affiliate Borrower Credit Agreement.
“Affiliate Borrower Reserves and Escrows” shall mean any and all reserves and/or escrows to be collected by Lender pursuant to the Affiliate Borrower Loan Documents.
“Agreement” shall mean this Credit Agreement, as the same may be amended, modified, increased or supplemented from time to time, including all exhibits and schedules attached hereto.
“Allocated Advance Amount” shall mean for the Collateral Pool Property the maximum debt amount determined by Freddie Mac taking into account the Sublimits. For purposes of determining the Addition Fee, the Allocated Advance Amount shall be calculated based on the Mortgaged Property’s “as is” Net Operating Income and Valuation at the time of the Mortgaged Property’s addition to the Collateral Pool. For purposes of determining the Seasoning Fee, the Allocated Advance Amount shall be calculated based on the Collateral Pool Property’s “as is” Net Operating Income and Valuation on or about the most recent anniversary of the Closing Date.
“Anniversary Date” shall have the meaning as set forth in Section 3.4.1.

Credit Agreement        Page 3

“Authorized Officer” shall mean those individuals, designated by written Notice to Lender from Borrower and Sponsor, authorized to execute Notices, reports and other documents on behalf of Borrower or Sponsor required hereunder; provided, further, that the individuals so designated as the Authorized Officers of Borrower and Sponsor shall be the sole representatives of Borrower and Sponsor for the purpose of giving or receiving any Notices permitted or required by this Agreement. Borrower or Sponsor may amend such list of individuals from time to time by giving written Notice of such amendment to Lender.
“Base Rate” shall mean the LIBOR Index Rate (truncated to the 5th decimal place, if necessary) plus the applicable Margin. Interest accruing at the Base Rate shall be calculated monthly in the manner provided in this Agreement based on the aggregate principal balance of the Base Rate Borrowing Advance Tranche outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein. The LIBOR Index Rate plus the applicable Margin with respect to the Base Rate Borrowing Advance Tranche shall remain fixed throughout the applicable Interest Period and shall then be recalculated as of each renewal of the Base Rate Borrowing Advance Tranche in accordance with Section 4.3.3. The Margin with respect to the Base Rate Borrowing Advance Tranche shall be determined and redetermined from time to time in accordance with Section 4.3.3.
“Base Rate Borrowing Advance Tranche” shall mean the Borrowing Advance Tranche which accrues interest at the Base Rate.
“Borrower” shall mean the entity defined as “Borrower” in the Recitals.
“Borrower Advance” shall mean a Borrowing Advance Tranche made to Borrower and any increases thereto.
“Borrower’s Knowledge” shall mean the best of Borrower’s knowledge after due inquiry and investigation of: (i) any officer or employee of Borrower, (ii) any officer of Guarantor, (iii) any officer of any holder of the membership or other equity interest in Borrower, and/or (iv) any officer of any Affiliate that manages or operates any Collateral Pool Property.
“Borrowing Advance Tranche” shall mean the advance at the (i) Base Rate hereunder having a particular Interest Period and (ii) the advance at the Prime Rate. In no event may the aggregate number of the Affiliate Borrowing Advances and Borrower Advances relating to the Sponsor Borrower Loan exceed 10 Borrowing Advance Tranches.
“Borrowing Date” shall mean, with respect to the Borrowing Advance Tranche, the date of borrowing or renewal, as the case may be, which shall be a Business Day or, in the case of a renewal which would otherwise fall on a day other than a Business Day, the first Business Day thereafter.

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“Closing Date” shall mean the first date on which both of the following requirements are met: (i) this Agreement has been fully executed, and (ii) the first Borrower Advance is made by Lender pursuant to this Agreement.
“Collateral” shall mean the Collateral Pool Property, and the UCC Collateral of the Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Indebtedness and all other obligations of Borrower under the Loan Documents.
“Collateral Pool” shall mean each and every Collateral Pool Property which secures the Sponsor Borrower Loan.
“Collateral Pool Property” shall mean a Multifamily Mortgaged Property or Student Housing Mortgaged Property as set forth in Schedule 1.1(A).
“Collateral Pool Property Documents” shall mean the Lender’s then current versions of the Loan Agreement, Security Instrument, Cash Management Agreement, Clearing Account Agreement, guaranties, indemnities, O&M Programs, and any other documents now or in the future executed or authorized by Borrower, any Guarantor or any other person or entity in connection with the Borrower Advance or the Collateral, as each document may be amended, modified or supplemented from time to time. The Collateral Pool Property Documents shall include, but not be limited to, those documents set forth in Schedule 1.1(B).
“Commitment Fee” shall have the meaning as set forth in Section 2.5.1.
“Contraction Option Date” shall mean each date the Sponsor Borrower Loan is decreased pursuant to Section 2.4.1 or Section 2.4.2.
“Event of Default” shall mean any of the events described in Section 9.1 or otherwise referred to herein as an “Event of Default”.
“Expansion Amount” shall have the meaning as set forth in Section 2.4.3.
“Expansion Fee” shall have the meaning as set forth in Section 2.5.6.
“Expansion Option Date” shall mean each date that the Sponsor Borrower Loan is increased pursuant to Section 2.4.3
“Expiration Date” shall mean the earlier to occur of (i) the Maturity Date, or (ii) the date specified by Borrower as the expiration date under Section 2.6.
“Extension Fee” shall have the meaning as set forth in Section 2.5.7.

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“Facility” shall have the meaning set forth in the Recitals of this Agreement.
“First Extended Maturity Date” shall mean March 1, 2023.
“First Option to Extend” shall have the meaning as set forth in Section 2.3.1.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation.
“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, applied on a consistent basis both as to classification of items and amounts.
“Guarantor” shall mean individually and collectively (i) PAC Carveout, LLC, a Delaware limited liability company; (ii) Preferred Campus Communities, LLC, a Maryland limited liability company; (iii) Main Street Apartment Homes, LLC, a Maryland limited liability company; and (iv) any entity or individual who becomes a Guarantor pursuant to the terms of this Agreement or the other Loan Documents.
“Guaranty” shall mean that certain Guaranty together with all amendments, modifications, supplements or replacements thereto.
“Guide” shall have the meaning as set forth in Section 8.9.
“Increased Cost Amount” shall have the meaning set forth in Section 5.6.1.
“Indebtedness” shall mean at any time and from time to time the (i) principal amount of the Revolving Credit Note then outstanding, (ii) any interest owed pursuant to the Revolving Credit Note, (iii) any unpaid Affiliate Borrower Seasoning Fees, (iv) any Affiliate Borrower Material Adverse Change Damages, (v) any uncollected Affiliate Borrower Reserves and Escrows and (vi) any other fees, costs or amounts due under the Revolving Credit Note, this Agreement, or any other Loan Document.
“Initial Market Value” shall mean the Market Value of any Multifamily Mortgaged Property or Student Housing Mortgaged Property as determined by Lender based on Lender’s then current underwriting policies as of the date the same is included in the Collateral Pool pursuant to the provisions hereof. The Initial Market Value of the Collateral Pool Property is shown at Schedule 1.1(A). Provided however, if the Multifamily Mortgaged Property or Student Housing Mortgaged Property is acquired or developed within 12 months prior to the date such Multifamily Mortgaged Property or Student Housing Mortgaged Property becomes a Collateral Pool Property, the Initial Market Value shall not exceed the lesser of (i) appraised value or (ii) the sum of (a) the purchase price paid by Borrower for the Multifamily Mortgaged Property or Student Housing Mortgaged Property, (b) the capital expenditures paid by Borrower for the Multifamily Mortgaged Property or Student Housing Mortgaged Property during such 12 month

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period, (c) the acquisition costs (not to exceed 3% of the purchase price paid by Borrower in connection with the purchase of the Multifamily Mortgaged Property or Student Housing Mortgaged Property) and (d) any escrows held by or on behalf of Lender on account of capital expenditures as determined by Lender (i.e. replacement reserves or repair escrows) for the Multifamily Mortgaged Property or Student Housing Mortgaged Property; provided, further, that Lender may agree, in its sole discretion, to a Borrower’s written request to limit Lender’s recovery from a Collateral Pool Property to a certain dollar amount due to recording tax considerations in a particular Property Jurisdiction (which limitation shall be memorialized in the applicable Security Instrument), in which event the Market Value for the Collateral Pool Property shall never exceed such limited recovery amount as set forth on Schedule 1.1(A).
“Interest Period” shall have the meaning as set forth in Section 4.3.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.
“Lender” shall mean at any time and from time to time, the entity that is the holder of the Revolving Credit Note. KeyBank National Association, the initial Lender, intends to sell the Revolving Credit Note to Freddie Mac and assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac subsequent to the Closing Date, provided each Collateral Pool Property serves as Collateral for the Sponsor Borrower Loan as of the date of said assignment.
“LIBOR” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index Page” shall have the meaning as set forth in the Revolving Credit Note.
“LIBOR Index Rate” shall have the meaning as set forth in the Revolving Credit Note.
“Liquidity” shall have the meaning as set forth in the Guaranty.
“Loan Agreement” shall mean each Multifamily Loan and Security Agreement executed by a Borrower, as same may be amended, modified, increased or supplemented from time to time, including all riders, exhibits and schedules attached thereto.
“Loan Documents” shall mean individually and collectively this Agreement, the Revolving Credit Note, the Guaranty, the Collateral Pool Property Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or

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thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.
“LOC Amount” shall have the meaning as set forth in Section 5.4.2.1.
“Margin” shall mean with respect to a Borrowing Advance Tranche, the sum of the Net Spread and the Servicing Spread.
“Market Value” shall mean as to the Collateral Pool Property, the Initial Market Value of such property, in each case as such value may be subsequently increased or decreased in accordance with the terms and conditions of this Agreement.
“Material Adverse Change” shall mean any set of circumstances or events which: (i) has a material adverse effect upon, or could reasonably be expected to have a material adverse effect upon, the validity or enforceability of this Agreement or any of the other Loan Documents; (ii) has a material adverse effect upon, or could reasonably be expected to have a material adverse effect upon, the business, properties, assets, financial condition or results of operations of the Borrower, or the Guarantor; (iii) materially impairs, or could reasonably be expected to materially impair, the ability of (x) the Borrower to pay and perform the Obligations, or (y) the Guarantor to pay and perform its obligations under the Guaranty; (iv) materially impairs, or could reasonably be expected to materially impair, the ability of the Borrower, to duly and punctually pay the Indebtedness; or (v) materially impairs, or could reasonably be expected to materially impair, the ability of the Lender to enforce its remedies against a Borrower or Guarantor as authorized by the terms of this Agreement and the other Loan Documents or pursuant to applicable Law.
“Maturity Date” shall mean the earlier of (i) the Scheduled Maturity Date, as the same may be extended to the First Extended Maturity Date and the Second Extended Maturity Date, as applicable or (ii) the date on which the unpaid principal balance of the Sponsor Borrower Loan becomes due and payable by acceleration or otherwise pursuant to this Agreement or any Loan Document or the exercise by Lender of any right or remedy under this Agreement or any Loan Document.
“Maximum Facility Available” shall mean, at the time of determination, the maximum amount which Borrower and any Affiliate Borrower may be advanced under this Agreement or an Affiliate Borrower Credit Agreement without violating the Sublimits set forth in Section 2.1.4.
“Maximum Property LTV Ratio” shall mean 70%.

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“Minimum Requested Expansion Amount” shall have the meaning as set forth in Section 2.4.3.
“Minimum Net Worth” shall have the meaning as set forth in the Guaranty.
“Month” shall mean the appropriate calendar month.
“Monthly Payment Statement” shall have the meaning as set forth in Section 5.3.
“Mortgaged Property” shall have the meaning as set forth in the Loan Agreement. The Mortgaged Property shall be investment grade, fully constructed and shall have received all final certificates of occupancy.
“Multifamily Mortgaged Property” shall mean a Mortgaged Property consisting of conventional multifamily real property owned by Borrower.
“Net Operating Income” shall mean an annualized dollar amount, as determined by Lender in its sole discretion in accordance with Lender’s then applicable underwriting standards, which is equal to all income from the operations of the Collateral Pool Property that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (including an allowance for a property management fee) (exclusive of debt service on account of the portion of the Sponsor Borrower Loan owed by Borrower). Net Operating Income shall be calculated by Lender for the Collateral Pool Property as of the Closing Date and thereafter on or about the date of each Valuation performed in accordance with Section 3.4, in accordance with Lender’s then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender’s then current requirements for such capital reserves.
“Net Spread” shall have the meaning as set forth in Section 4.2.3 with respect to a Borrowing Advance Tranche hereunder.
“Notice” shall mean a written notice sent to the applicable parties under, and in the form and manner prescribed by Section 10.8.
“O&M Programs” shall mean a written program of operations and maintenance for the Mortgaged Property approved in writing by Lender.
“Obligation” shall mean the Indebtedness, and any other obligation or liability of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note, or any other Loan Document.

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“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Outstanding Borrowing Advance Tranches” shall mean the sum of the Borrower Advance Tranche and all Affiliate Borrower Advance Tranches outstanding at any one time relating to the Sponsor Borrower Loan.
“Payment Date” shall have the meaning as set forth in Section 5.3.
“Permitted Exceptions” shall mean (i) those title exceptions approved by Lender on Lender’s title insurance policy and (ii) a Transfer as permitted by a Loan Agreement.
“Potential Affiliate Borrower Default” shall mean any event or condition which, with the passage of time, the giving of notice or a determination by Lender or any condition of the foregoing would constitute an Affiliate Borrower Default.
“Potential Default” shall mean any event or condition which, with the passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.
“Prime Rate” shall mean the rate of interest per annum established on the first day of each Month during the term hereof and published in The Wall Street Journal as the prime rate, or any comparable publication reasonably selected by Lender in the event The Wall Street Journal no longer publishes the prime rate, plus the applicable Margin.
“Prime Rate Borrowing Advance Tranche” shall mean the advance hereunder which accrues interest at the Prime Rate. Notwithstanding anything to the contrary contained herein, no Prime Rate Borrowing Advance Tranche will be permitted hereunder except as may be required pursuant to Sections 4.3.2 or 4.4.2.
“Proceeding” shall have the meaning as set forth in Section 8.5.
“Property DSCR” shall mean, at the time of Lender’s determination, the then prevailing computation of the aggregate Net Operating Income of the Collateral Pool Property divided by the then prevailing computation of Property Stressed Debt Service.
“Property LTV Ratio” shall mean the product, expressed as a percentage, determined by dividing the Borrowing Advance Tranches by the then current Market Value of the Collateral Pool Property.

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“Property Stressed Debt Service” shall mean, for the purposes of this Agreement, the sum of (i) the interest due on the Revolving Credit Note (including any default interest) (subject to a floor of 1.25% for the LIBOR Index Rate or any other index then being used by Lender to determine the interest rate of the Revolving Credit Note pursuant to this Agreement) and (ii) an amount equal to 0.010 of the then outstanding principal amount of such Revolving Credit Note, but exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder. Property Stressed Debt Service shall be annualized at the time of Lender’s determination and calculated as set forth herein, notwithstanding the duration of any Interest Period.
“Proposed Affiliate Borrower” shall mean a Single Asset Entity or Single Purpose Entity that is an Affiliate of Sponsor to whom Sponsor is requesting that Lender make an Affiliate Borrower Advance.
“Reaffirmation Date” shall have the meaning as set forth in Section 7.2.
“Renewal Date” shall have the meaning as set forth in Section 4.3.3.
“Renewal Request” shall have the meaning as set forth in Section 4.3.3.
“Required Financial Statements” shall have the meaning set forth in Section 8.9.
“Revolving Credit Note” shall mean the Multifamily Note (Floating Rate) of Borrower, in the face amount of $300,000,000 together with all amendments, modifications, increases, extensions, renewals, replacements, or supplements.
“Scheduled Maturity Date” shall mean March 1, 2022.
“Seasoning Fee” shall mean the Seasoning Spread times the Collateral Pool Property’s Allocated Advance Amount.
“Seasoning Period” shall have the meaning set forth in the definition of “Seasoning Spread.” In no event will the Seasoning Period extend beyond the Expiration Date.
“Seasoning Spread” shall mean the following, as applicable:

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Seasoning Spread (Basis Points)	Seasoning Period
0.0050	The second anniversary of the date the applicable Collateral Pool Property was added to the Collateral Pool until, but not including, the fourth anniversary date (the “First Seasoning Period”).
0.0075	The third anniversary of the date the applicable Collateral Pool Property was added to the Collateral Pool until, but not including, the fifth anniversary date (the “Second Seasoning Period”).
0.0100	The fourth anniversary of the date the applicable Collateral Pool Property was added to the Collateral Pool until, but not including, the sixth anniversary date (the “Third Seasoning Period”).
0.0125	The fifth anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool until, but not including, the seventh anniversary date (the “Fourth Seasoning Period”).

“Second Extended Maturity Date” shall mean March 1, 2024.
“Second Option to Extend” shall have the meaning as set forth in Section 2.3.2.
“Securitized Loan” shall have the meaning as set forth in Section 3.3.1.
“Securitized Loan Collateral” shall have the meaning as set forth in Section 3.3.1.
“Securitized Product” shall mean Freddie Mac’s then current product for financing a performing loan that is intended to be securitized in a securitization where the most subordinate debt component of such securitization is sold to a party unrelated to Freddie Mac.
“Seismic Report Fee” shall mean a non-refundable fee equal to Lender’s and Servicer’s reasonable out-of-pocket costs and expenses incurred in obtaining a seismic report with respect to any real property for which Lender, in its discretion, deems such report necessary.
“Servicer” shall mean KeyBank National Association, a national banking association, Freddie Mac or any subsequent independent contractor appointed by Lender, at Lender’s sole cost and expense, to administer the Sponsor Borrower Loan and the Loan Documents or

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otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement and/or Guide.
“Servicing Agreement” shall mean the Guide as modified by any agreement between Lender and an independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note and the other Loan Documents.
“Servicing Spread” shall mean 0.0005 times the outstanding Borrowing Advance Tranches.
“Sponsor” shall mean the entity defined as “Sponsor” in the Recitals.
“Sponsor Borrower Loan” shall mean $200,000,000 as of the Closing Date, subject to increase as provided in Section 2.4.3 hereof and contraction as provided in Sections 2.4.1 and 2.4.2 hereof.
“Sponsor’s Knowledge” shall mean the best of Sponsor’s knowledge after due inquiry and investigation of any officer of Sponsor.
“Student Housing Mortgaged Property” means a Mortgaged Property consisting of student housing real property as determined by Lender and owned by Borrower.
“Sublimits” shall have the meaning as set forth in Section 2.1.4.
“Underwriting Materials” shall mean all materials required by Lender pursuant to Lender’s then current loan underwriting requirements including, without limitation, a current appraisal acceptable to Lender for the Mortgaged Property to be added to the Collateral Pool.
“Valuation” shall have the meaning as set forth in Section 3.4.1.
“Valuation Letter” shall have the meaning as set forth in Section 3.4.1.
1.2    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.
1.2.1    Number; Inclusion.
References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”, and “including” has the meaning represented by the phrase “including without limitation”.
1.2.2    Determination.
References to “determination” of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error.
1.2.3    Lender’s Discretion and Consent; References to Lender’s Requirements.
Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to “Lender’s then current requirements”, “Lender’s then current programs” or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Guide.
1.2.4    Documents Taken as a Whole.
The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.
1.2.5    Headings.
The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Documents or the interpretation thereof in any respect.
1.2.6    Implied References to this Agreement.
Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified, and exhibits and schedules attached hereto are incorporated herein by this reference.
1.2.7    Persons.
Reference to any Person includes such Person’s successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity.
1.2.8    From, To and Through.
Relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding”, and “through” means “through and including”.
1.2.9    Conflicts with Other Loan Documents.
In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.
1.3    Accounting Principles.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) or, at the request of Borrower and consented to by Lender, cash accounting principles recognized and consistently applied at that time by the accounting industry.
2.    REVOLVING LOAN FACILITY.
2.1    Revolving Loan.
2.1.1    Revolving Loan.
Subject to the terms of this Agreement from time to time prior to the Maturity Date, Lender shall make revolving advances to Borrower provided that after giving effect to any potential advance, the Outstanding Borrowing Advance Tranches outstanding at any one time shall not exceed the amount which would be permitted to be outstanding under the Sublimits. All advances pursuant to this Agreement and the Revolving Credit Note constitute a single indebtedness, and all of the Collateral is security for the Obligations. Notwithstanding anything herein to the contrary, in no event shall the Outstanding Borrowing Advance Tranches relating to Student Housing Mortgaged Properties exceed 50% of $200,000,000.
2.1.2    Advance Requests and Funding.
Subject to the terms and conditions set forth herein, Borrower may from time to time request a Base Rate Borrowing Advance Tranche by delivering Notice to Servicer in the form attached hereto as Schedule 2.1.2 (“Advance Request”). The proposed Advance Request, which shall not be less than $10,000,000 provided, however, that the amount of the proposed Base Rate Borrowing Advance Tranche may be in an amount not less than $1,000,000 if at the time of the Advance Request the difference between the Maximum Facility Available and the Outstanding Borrowing Advance Tranches is less than $10,000,000. Notwithstanding anything to the contrary contained herein, (i) no Prime Rate Borrowing Tranche will be permitted hereunder except as may be required pursuant to Sections 4.3.2 or 4.4, and (ii) in no event will Borrower be entitled to more than 1 Borrower Advance.
Subject to the terms and conditions set forth herein, Borrower may from time to time request an increase to an existing Base Rate Borrowing Advance Tranche by delivering to Servicer an Advance Request. Any request of an increase to an existing Base Rate Borrowing Advance Tranche shall be in an amount not less than $1,000,000.
Provided all conditions set forth in this Agreement and the other Loan Documents are satisfied, the Lender shall fund the amount requested in the Advance Request to Borrower on the Borrowing Date relating to a Base Rate Borrowing Advance Tranche. The Borrowing Date relating to a Base Rate Borrowing Advance Tranche, shall be the Business Day set forth in the Advance Request, provided that Lender received Notice from Servicer not less than 30 days prior to the proposed Borrowing Date. Lender shall fund the amounts requested in any Advance Request relating to a Base Rate Borrowing Advance Tranche by 3:00 p.m. Eastern Time on the Borrowing Date. While an Event of Default, Potential Event of Default, Affiliate Borrower Default or Material Adverse Change exists, Lender may refuse to make any further Base Rate Borrowing Advance Tranches available to Borrower.
2.1.3    Recalculations.
2.1.3.1    Property DSCR (and the components thereof) and Property LTV Ratio shall each be recalculated (i) as of each Advance Request, (ii) as of each Affiliate Borrower Advance Request; (iii) as of each Borrower Advance Renewal Request, or deemed renewal under Section 4.3.3, (iv) as of each Affiliate Borrower Advance Renewal for the Sponsor Borrower Loan under Section 4.3.3 of the Affiliate Borrower Credit Agreement, (v) on or about the date of each Valuation performed in accordance with Section 3.4.1, (vi) as of each addition to or release from the Collateral Pool, (vii) as of each repayment of any principal portion of the Borrower Advance, (vii) as of the exercise of the First Extension Option (if applicable), or the Second Extension Option (if applicable), (ix) as of the Expansion Option Date, and (x) upon the occurrence of any Material Adverse Change. Each recalculation of Property Stressed Debt Service and the Property LTV Ratio shall be based on Lender’s then current underwriting policies, consistently applied.
2.1.3.2    Reserved.
2.1.4    Sublimits.
Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing (collectively, the “Sublimits”):
2.1.4.1    the Property LTV Ratio shall not exceed the Maximum Property LTV Ratio;
2.1.4.2    the Property LTV Ratio as set forth in any Affiliate Borrower Credit Agreement shall not exceed the Maximum Property LTV Ratio as set forth in any Affiliate Borrower Credit Agreement;
2.1.4.3    the Property DSCR shall not be less than: (a) 1.55:1.00 for a Multifamily Mortgaged Property or (b) 1.60:1.00 for a Student Housing Mortgaged Property.
2.1.4.4    the Property DSCR set forth in any Affiliate Borrower Credit Agreement shall not be less than as set forth in any Affiliate Borrower Credit Agreement;
2.1.4.5    the aggregate number of all Outstanding Borrowing Advance Tranches shall not exceed 10;
2.1.4.6    the aggregate amount of the Outstanding Borrowing Advance Tranches shall not exceed the Sponsor Borrower Loan; and
2.1.4.7    No Affiliate Borrower Default or Potential Affiliate Borrower Default relating to any payment owed pursuant to the Affiliate Borrower Loan Documents has occurred and is continuing.
In the event either of the Sublimits set forth in Section 2.1.4.1 or Section 2.1.4.3 above are not satisfied at any time prior to the Expiration Date, Lender shall provide Borrower with Notice in the form attached hereto as Schedule 2.1.4, and Borrower shall comply with the provisions of Section 5.4.2.
2.2    Term.
The term of the Sponsor Borrower Loan shall commence on the Closing Date and shall terminate on the Expiration Date. The entire Indebtedness shall be due and payable on the Expiration Date.
2.3    Option to Extend.
2.3.1    First Option to Extend.
The option to extend the Scheduled Maturity Date to the First Extended Maturity Date (“First Option to Extend”) shall be approved by Lender in its sole discretion. In order for the Lender to consider such extension, the Sponsor must satisfy each of the following conditions precedent in Lender’s sole discretion:
(i)    Sponsor shall provide written Notice of its request to Lender to approve the First Option to Extend at least 60 days, but no more than 90 days, prior to the Scheduled Maturity Date, which Notice shall be supplemented by such additional information as Lender may reasonably require to determine, in its sole discretion, whether the conditions set forth in this Section 2.3.1 have been satisfied;
(ii)    Sponsor shall pay prior to the Scheduled Maturity Date (a) the Extension Fee to Lender together with the Notice delivered pursuant to clause (i) above (provided, that if Sponsor elects to withdraw its Notice delivered pursuant to clause (i) above prior to Lender’s approval of the First Option to Extend, then Lender shall reimburse Sponsor for the Extension Fee) and (b) all of Lender’s and Servicer’s reasonable costs and expenses (including, without limitation, Attorneys’ Fees and Costs) incurred in connection with the requested extension;
(iii)    Sponsor shall provide to Lender all documents in connection with the requested extension as Lender shall require, in its sole discretion;
(iv)    no Potential Default or Event of Default shall have occurred and then be continuing under this Agreement, or any of the Loan Documents;
(v)    no Potential Affiliate Borrower Default or Affiliate Borrower Event of Default shall have occurred and be continuing under Affiliate Borrower Credit Agreement or any of the Affiliate Borrower Loan Documents.
(vi)    Borrower shall be in compliance with the Sublimits;
(vii)    Each Affiliate Borrower shall be in compliance with the Sublimits as set forth in such Affiliate Borrower Credit Agreement; and
(viii)    The representations and warranties set forth in Section 7 shall be true and correct as of the date of Sponsor’s Notice to Lender requesting the extension and as of the effective date of the extension of the Scheduled Maturity Date.
If, in its sole discretion, the Lender approves the First Option to Extend, then the Net Spread applicable for any Borrowing Advance Tranche shall be redetermined by Lender in its sole discretion in accordance with Section 4.2.3 hereof. Lender, Borrower and Sponsor shall evidence the First Extended Maturity Date and applicable Net Spread pursuant to this Section 2.3.1 by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
If the Lender does not approve the First Option to Extend, the entire Indebtedness shall be payable on the Scheduled Maturity Date.
2.3.2    Second Option to Extend.
The option to extend the First Extended Maturity Date to the Second Extended Maturity Date (“Second Option to Extend”) shall be approved by Lender in its sole discretion. In order for the Lender to consider such extension, the Sponsor must satisfy each of the following conditions precedent in Lender’s sole discretion:
(i)    Sponsor shall provide written Notice of its request to Lender to approve the Second Option to Extend at least 60 days, but no more than 90 days, prior to the First Extended Maturity Date, which Notice shall be supplemented by such additional information as Lender may reasonably require to determine, in its sole discretion, whether the conditions set forth in this Section 2.3.2 have been satisfied;
(ii)    Sponsor shall pay (a) the Extension Fee to Lender together with the Notice delivered pursuant to clause (i) above (provided, that if Sponsor elects to withdraw its Notice delivered pursuant to clause (i) above prior to Lender’s approval of the Second Option to Extend, then Lender shall reimburse Sponsor for the Extension Fee) and (b) all of Lender’s and Servicer’s reasonable costs and expenses (including, without limitation, Attorneys’ Fees and Costs) incurred in connection with the requested extension prior to the First Extended Maturity Date;
(iii)    Sponsor shall provide to Lender all documents in connection with the requested extension as Lender shall require, in its sole discretion;
(iv)    no Potential Default or Event of Default shall have occurred and then be continuing under this Agreement, or any of the Loan Documents;
(v)    no Potential Affiliate Borrower Default or Affiliate Borrower Default shall have occurred and be continuing under any Affiliate Borrower Credit Agreement or any of the Affiliate Borrower Loan Documents.
(vi)    Borrower shall be in compliance with the Sublimits;
(vii)    Each Affiliate Borrower shall be in compliance with the Sublimits as set forth in such Affiliate Borrower Credit Agreement; and
(viii)    The representations and warranties set forth in Section 7 shall be true and correct as of the date of Sponsor’s Notice to Lender requesting the extension and as of the effective date of the extension of the First Extended Maturity Date.
If, in its sole discretion, the Lender approves the Second Option to Extend, then the Net Spread applicable for any Borrowing Advance Tranche shall be redetermined by Lender in its sole discretion in accordance with Section 4.2.3 hereof. Lender, Borrower and Sponsor shall evidence the Second Extended Maturity Date and applicable Net Spread pursuant to this Section 2.3.2 by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
If the Lender does not approve the Second Option to Extend, the entire Indebtedness shall be payable on the First Extended Maturity Date.
2.4    Contraction and Expansion Options.
2.4.1    Sponsor’s Election of Contraction Option.
Sponsor shall have the right to decrease the Sponsor Borrower Loan as described below; provided such decrease is a result of either Borrower’s or Affiliate Borrower’s (i) sale of a Collateral Pool Property or Affiliate Borrower Collateral Pool Property to a third party as determined by Lender; or (ii) refinancing of a Collateral Pool Property or Affiliate Borrower Collateral Pool Property in connection with a Securitized Loan pursuant to the provisions of Section 3.3 or the applicable section of the Affiliate Borrower Credit Agreement. Sponsor shall exercise such right by (a) delivering to Lender 60 days prior written Notice of its intent to decrease the Sponsor Borrower Loan, which Notice shall be accompanied by payment of the estimated amount as determined by Lender and Servicer of all reasonable costs and expenses that Lender and Servicer incur in connection with such decrease, including, but not limited to, Attorneys’ Fees and Costs, (b) Sponsor and Borrower executing and where appropriate acknowledging (A) amendments to the Loan Documents, in form and substance reasonably acceptable to Lender, as Lender deems necessary to evidence the decrease in the Sponsor Borrower Loan, (B) any other amendments or agreements in form and substance reasonably acceptable to Lender, and (c) by Sponsor and Borrower paying all reasonable costs and expenses that Lender and Servicer incur in connection with such decrease including, but not limited to, Attorneys’ Fees and Costs which exceed the estimate determined by Lender and Servicer. All amendments referred to in clause (b)(A) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Sponsor and Borrower within a reasonable time of Sponsor’s Notice to Lender under clause (a) of the preceding sentence. Upon Sponsor’s and Borrower’s compliance with all of the provisions of items (a) and (b) above, the Sponsor Borrower Loan shall be decreased by an amount equal to the Allocated Advance Amount of the released Collateral Pool Property or Affiliated Borrower Collateral Pool Property in the event of a third party sale, or decreased by the amount of the Securitized Loan in the event of a refinance pursuant to the provisions of Section 3.3. Once Sponsor has elected to decrease the Sponsor Borrower Loan as provided herein, the Sponsor shall not be permitted to request an increase to the Sponsor Borrower Loan as provided in Section 2.4.3.
2.4.2    Lender’s Election of Contraction Option.
In the event the Collateral Pool Property is released pursuant to Section 3.2 and not refinanced or acquisition financed, as applicable, by a Securitized Product or an Affiliate Borrower Collateral Pool Property is not refinanced or acquisition financed, as applicable, by a Securitized Product as set forth in the Affiliate Borrower Credit Agreement, the Lender, in its sole discretion, may reduce the Sponsor Borrower Loan by the Allocated Advance Amount.
2.4.3    Expansion Option.
Prior to the twelve (12) months immediately preceding the Scheduled Maturity Date, Sponsor may request an increase to the Sponsor Borrower Loan which request shall be approved by Lender in its sole discretion. Sponsor may request any increase to the Sponsor Borrower Loan as described below, up to a maximum of $300,000,000 provided that (i) no Potential Default, Event of Default, Affiliate Borrower Default or Potential Affiliate Borrower Default shall have occurred and be continuing under any of the Loan Documents or Affiliate Borrower Loan Documents and shall have occurred and then be continuing at the time of such increase, and (ii) the representations and warranties of Section 7 are true and correct at the time of such increase. Sponsor may exercise such request by delivering to Lender 60 days prior written Notice of its request to increase the Sponsor Borrower Loan including the amount of such requested increase, which Notice shall be accompanied by the Expansion Fee. If the request to increase the Sponsor Borrower is approved by Lender in its sole discretion, then, (a) Sponsor shall pay all reasonable costs and expenses that Lender and Servicer may incur in connection with such increase including, but not limited to, Attorneys’ Fees and Costs, and (b) Sponsor and Borrower shall execute and where appropriate acknowledge (1) amendments to the Loan Documents, in form and substance acceptable to Lender in its sole discretion, as Lender deems necessary in its sole discretion to evidence the increase in the Sponsor Borrower Loan, and (2) any other amendments or agreements deemed necessary by Lender in its sole discretion, including, but not limited to, amendments to the title insurance policy(ies) increasing the amount of coverage provided thereunder. All amendments referred to in clause (b)(1) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Sponsor and Borrower within a reasonable period of time following Lender’s approval of the increase to the Sponsor Borrower Loan. Upon Lender’s approval, in its sole discretion, of the increase to the Sponsor Borrower Loan, and Sponsor’s and Borrower’s compliance with all of the provisions set forth herein, the Sponsor Borrower Loan shall be increased to the amount requested by Sponsor or such lesser amount as approved by Lender in its sole discretion (the “Expansion Amount”). The minimum amount which can be requested herein by Sponsor pursuant to this Section shall be $25,000,000 (“Minimum Requested Expansion Amount”). Subject to the provisions of Section 2.4.1 and this Section 2.4.3, in no event shall the number of requested increases by Sponsor exceed 2 within any 12 month period, and if a requested increase to the Sponsor Borrower Loan is not approved by Lender, then the Sponsor shall not be entitled to request any further increases to the Sponsor Borrower Loan.
2.5    Fees.
2.5.1    Fees and Costs Due on the Closing Date.
Sponsor shall pay on the Closing Date, as further consideration for Lender’s cost in underwriting the Sponsor Borrower Loan, (i) a non-refundable transaction fee, payable to Freddie Mac, equal to the amount of 0.0005 times the amount of the Sponsor Borrower Loan, (ii) a non-refundable transaction fee, payable to Servicer, equal to the amount of 0.0010 times the amount of the Sponsor Borrower Loan (collectively, (i) and (ii), the “Commitment Fee”), (iii) the Addition Fee and Seismic Report Fee (to the extent applicable) for the Mortgaged Property to be included as part of the Collateral Pool, and (iv) all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer), incurred by Lender and Servicer in connection with the negotiation and execution of this Agreement and other instruments and documents to be delivered hereunder.
2.5.2    Reserved.
2.5.3    Seasoning Fee.
If the Collateral Pool Property has been in the Collateral Pool for 2 years (and upon each subsequent 1-year anniversary date thereafter) for so long as the Collateral Pool Property shall remain in the Collateral Pool, an annual Seasoning Fee will be assessed for the Collateral Pool Property. On each Payment Date during the applicable Seasoning Period, 1/12th of the applicable Seasoning Fee shall be paid in arrears on each Payment Date beginning with the Payment Date immediately after the applicable anniversary date and shall be set forth on the applicable Monthly Payment Statement.  Any Seasoning Fee payments which cover less than 1 month shall be prorated based on the actual number of days elapsed.  The applicable Seasoning Fee shall continue to be due and payable until the date on which Lender is required to deliver its release of the Collateral Pool  Property pursuant to Sections 3.2 or 3.3, as applicable.  After such date, any remaining portion of any such annual Seasoning Fee that would have been due after the date of such release will not be due.  Any accrued but unpaid Seasoning Fees shall also be due and payable on the Expiration Date.
2.5.4    Reserved
2.5.5    Addition Fee.
For the addition of a Multifamily Mortgaged Property or Student Housing Mortgaged Property to the Collateral Pool pursuant to Section 3.1 of this Agreement, Sponsor and Borrower shall pay to: (a) Servicer a non-refundable addition fee equal to the amount of 0.0030 times the Allocated Advance Amount for such Multifamily Mortgaged Property or Student Housing Mortgaged Property as applicable; and (b) Lender a non-refundable addition fee equal to the amount of 0.0010 times the Allocated Advance Amount for such Multifamily Mortgaged Property or Student Housing Mortgaged Property as applicable (collectively, the “Addition Fee”).
2.5.6    Expansion Fee.
Upon each Expansion Option Date to the extent such expansion is approved by Lender pursuant to Section 2.4.3, Sponsor shall pay to: (a) Servicer an expansion fee equal to 0.0010 times the Expansion Amount; (b) Lender an expansion fee equal to 0.0005 times the Expansion Amount (together, the “Expansion Fee”).
2.5.7    Extension Fee.
To the extent the First Option to Extend or Second Option to Extend is approved by Lender pursuant to Section 2.3.1 or Section 2.3.2, as applicable , Borrower shall, in each instance, pay to Servicer an extension fee in the amount of $50,000 (the “Extension Fee”).
2.6    Borrower’s Right to Terminate the Agreement.
At any time during the term of the Sponsor Borrower Loan, Sponsor shall have the right to terminate this Agreement in full and the parties’ obligations under the Loan Documents, provided that (i) Borrower and Sponsor deliver to Lender 30 days advance written Notice of the revocable election to terminate this Agreement specifying the Expiration Date, (ii) Borrower repays all Indebtedness with respect to, the Sponsor Borrower Loan in full and (iii) Borrower performs all other Obligations under this Agreement, the Revolving Credit Note and the other Loan Documents. Upon Borrower’s compliance with the terms and provisions herein, Lender shall release the Liens granted hereunder and release and discharge Borrower from any and all Obligations under the other Loan Documents except as to environmental indemnifications under Sections 6.12 and 10.02 of the applicable Loan Agreement on the Expiration Date. Without limiting any other provision contained herein, in the event Sponsor shall revoke any such request to terminate Borrower’s Obligations under this Agreement in full and the parties’ Obligations under the Loan Documents, Borrower shall pay all costs and expenses incurred by Lender and Servicer in connection with such revocation, including, without limitation, Attorneys’ Fees and Costs.

3.	COLLATERAL POOL, ADDITION AND RELEASE, VALUATIONS AND MATERIAL ADVERSE CHANGE.
3.1    Addition of a Collateral Pool Property.
3.1.1    Procedure for Proposing a Mortgaged Property Addition to the Collateral Pool.
Sponsor may propose to add one (1) or more Multifamily Mortgaged Properties or Student Housing Mortgaged Properties (each, an “Additional Property”) satisfactory to Lender to the Sponsor Borrower Loan by delivering to Lender (i) a written proposal for addition of each such proposed Additional Property, (ii) the Addition Fee, (iii) a Seismic Report Fee, (to the extent applicable) and (iv) the Underwriting Materials with respect to such Additional Property and the Proposed Affiliate Borrower, if applicable, provided that, (a) no more than 1 such proposal shall be submitted to Lender in any 1 Month and (b) additions to the Sponsor Borrower Loan may not be made more than once a Month unless otherwise approved by Lender. Upon Lender’s receipt of all fees required hereunder and all Underwriting Materials, Lender shall notify Sponsor (or Proposed Affiliate Borrower, as applicable) of the same. The determination of whether Sponsor or Proposed Affiliate Borrower has provided Lender with all Underwriting Materials shall be in Lender’s discretion. For purposes of this Section 3.1.1, the Addition Fee and the Seismic Report Fee, if any, shall be deemed earned upon delivery thereof, whether or not Lender approves such Additional Property for addition hereunder. Sponsor (or Proposed Affiliate Borrower, as applicable) shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add such Additional Property to the Collateral Pool, including, but not limited to, Attorneys’ Fees and Costs and any costs and expenses incurred with respect to third party reports, whether or not Lender approves such Additional Property for addition hereunder. Sponsor (or Proposed Affiliate Borrower, as applicable) or its Affiliates shall be permitted to engage and pay directly the third-party consultants to be retained for the required property condition reports and environmental reports provided that (i) Lender and Servicer approve in advance and in writing each such consultant and the scope of each such report, and (ii) each such report states that it is made for the benefit, use and reliance of Lender and Servicer, as well as Sponsor (or Proposed Affiliate Borrower, as applicable) and/or its Affiliate. Notwithstanding the foregoing, only a Multifamily Mortgaged Property or Student Housing Mortgaged Property presented by Sponsor (or Proposed Affiliate Borrower, as applicable) to Servicer for underwriting and approval pursuant to this Agreement will be eligible for addition to the Collateral Pool. Further, so long as KeyBank National Association is Servicer hereunder, only Multifamily Mortgaged Properties or Student Housing Mortgaged Properties sourced and presented by Servicer to Proposed Affiliate Borrower or Lender shall be eligible for addition to the Collateral Pool.
3.1.2    Approval of the Addition of the Mortgaged Property to the Collateral Pool.
3.1.2.1    With respect to any Additional Property that Sponsor (or Proposed Affiliate Borrower, as applicable), proposes for addition to the Collateral Pool, Lender shall, within 20 days of the date on which Lender notifies Borrower (or Proposed Affiliate Borrower, as applicable) that it has received all fees required hereunder and all Underwriting Materials, use its best efforts to accept or reject in writing the proposed Additional Property on the basis of whether such Additional Property meets Lender’s then current requirements for addition to the Collateral Pool, as determined by Lender in its sole discretion. In the event that Lender accepts such Additional Property for addition to the Collateral Pool, Lender shall provide or cause Servicer to provide Sponsor (or Proposed Affiliate Borrower, as applicable) with a written approval letter (which letter shall include Lender’s determination of the Initial Market Value of such Additional Property, the Net Operating Income of such Additional Property and the initial Allocated Advance Amount). Sponsor (or Proposed Affiliate Borrower, as applicable) shall execute the approval letter and add such Additional Property to the Collateral Pool within 20 days of the date of the issuance of the approval letter, subject to Sponsor’s (or Proposed Affiliate Borrower’s, as applicable) compliance with the terms and provisions of Section 3.1.2.2. Notwithstanding anything contained herein to the contrary, no Multifamily Mortgaged Property or Student Housing Mortgaged Property shall be submitted for addition to the Collateral Pool unless the value of such Multifamily Mortgaged Property or Student Housing Mortgaged Property, as determined by Lender, in its sole discretion, is equal to or greater than $10,000,000 prior to and after the addition of such Multifamily Mortgaged Property or Student Housing Mortgaged Property. The failure of Lender to respond to Sponsor’s (or Proposed Affiliate Borrower’s, as applicable) request within such 20 day period shall be deemed a rejection by Lender of the proposal to add such Additional Property to the Collateral Pool. If Lender provide(s) the reason(s) for such rejection, Sponsor (or Proposed Affiliate Borrower, as applicable) shall have 45 days to satisfy the objections of Lender to such proposed Additional Property (Lender, in its sole discretion, may require that Sponsor (or Proposed Affiliate Borrower, as applicable) provide within such 45 day period necessary updates of any or all of the Underwriting Materials). If Sponsor (or Proposed Affiliate Borrower, as applicable) does not satisfy Lender’s objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion shall agree to extend such 45 day period). Any such termination shall not prevent Sponsor (or Proposed Affiliate Borrower, as applicable) from subsequently resubmitting a Multifamily Mortgaged Property or Student Housing Mortgaged Property (together with all fees required hereunder and the Underwriting Materials) for addition to the Collateral Pool, provided however, that Sponsor or Proposed Affiliate Borrower may not resubmit the same Multifamily Mortgaged Property or Student Housing Mortgaged Property for addition to the Collateral Pool more often than 1 time in any 12 month period.
3.1.2.2    If such Additional Property is accepted for addition to the Collateral Pool, such Mortgaged Property shall be added to the Collateral Pool, provided that, at the time of (and after giving effect to) such addition to the Collateral Pool (i) no Event of Default, Potential Default, Affiliate Borrower Default, or Potential Affiliate Borrower Default shall exist and then be continuing, (ii) the representations and warranties of Section 7 shall be true and correct, (iii) Borrower shall be in compliance with the Sublimits, (iv) Sponsor (and Proposed Affiliate Borrower, as applicable) has paid the fees and expenses required hereunder including, but not limited to, Attorneys’ Fees and Costs, the Addition Fee, and the Seismic Report Fee (to the extent applicable), (v) Sponsor (and Proposed Affiliate Borrower, as applicable) has submitted the following to Lender: (a) executed Affiliate Borrower Loan Documents requested by Lender, (b) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender’s Lien on the Additional Property or other evidence satisfactory to Lender of such recordation and filing of the applicable Affiliate Borrower Security Instrument (as defined in the Affiliate Borrower Loan Documents), (c) evidence satisfactory to Lender that, subject to the Permitted Exceptions, (1) in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and, (2) in the case of real property, the Affiliate Borrower Security Instrument constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), (d) such consents to the transaction by Guarantor as requested by Lender or Servicer in form and substance acceptable to the requesting party, (e) opinions of counsel acceptable to Lender including but not limited to an enforceability opinion with respect to Virginia law, and (f) such other certificates and documentation as required by Lender or Servicer. If Sponsor (or Proposed Affiliate Borrower, as applicable) fails to perform any of the acts, where applicable, to satisfy any of the requirements or to submit any of the documents or information listed under clauses (i), (ii), (iii), and (iv) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within 20 days of the date of Lender’s acceptance, Lender may at its option reject the Additional Property and terminate such proposal. In the event that Sponsor (or Proposed Affiliate Borrower, as applicable) performs all of the acts, satisfies all of the requirements and submits all of the documents and evidence listed in (i), (ii), (iii), and (iv) and accepts the terms of any approval letter issued or caused to be issued by Lender and not withdrawn, the Additional Property shall be added to the Collateral Pool.
3.2    Release of a Collateral Pool Property.
Lender shall, upon 30 days advance written Notice, release the Liens with respect to a Collateral Pool Property, provided, however, such Collateral Pool Property is not the last remaining Collateral Pool Property of the Sponsor Borrower Loan (unless Sponsor complies with the penultimate sentence in this Section 3.2), provided that (i) Borrower shall pay Lender all reasonable costs and expenses that Lender or Servicer incur in connection with such release, including, but not limited to, Attorneys’ Fees and Costs and all other amounts due to Lender hereunder in connection with such release, including, without limitation, Accrued Interest and unpaid interest, if applicable, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, (iii) the representations and warranties of Section 7 shall be true and correct as of the date of the release request and as of the date of such release, and (iv) Borrower shall be in compliance with the Sublimits. Upon the release of a Lien on the Collateral Pool Property, Borrower shall be released from its obligations under this Agreement and the other Loan Documents except as to environmental indemnifications pursuant to Sections 6.12 and 10.02 of the Loan Agreement. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last remaining Collateral Pool Property or a release that would result in the outstanding principal balance of the Sponsor Borrower Loan being less than $10,000,000 (unless otherwise determined by Lender) prior to the Maturity Date, unless Sponsor has elected to terminate this Agreement pursuant to Section 2.6. Borrower may revoke a pending request to release a Collateral Pool Property at any time; provided that Borrower pays all of Lender’s reasonable costs and expenses with respect to such release request, including, without limitation, Attorneys’ Fees and Costs.
3.3    Release of Collateral Pool Property Followed by a Securitized Loan.
3.3.1    Securitized Loan.
Borrower may request that Lender request Servicer to make a Securitized Loan (the “Securitized Loan”) to be secured by the Collateral Pool Property (the “Securitized Loan Collateral”) to be simultaneously released from the Collateral Pool and encumbered in favor of Servicer as security for Borrower’s obligations under the Securitized Loan, which request shall be made in accordance with the provisions of Section 3.3.2. The Securitized Loan shall be made in accordance with the terms and conditions of a Securitized Product. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last remaining Collateral Pool Property prior to the Maturity Date if the Collateral Pool Property is the last Collateral Pool Property of the Sponsor Borrower Loan, unless Sponsor has elected to terminate this Agreement under Section 2.6. Servicer shall be permitted to collect from Borrower (and Borrower shall pay to Servicer) a commitment fee for such Securitized Loan, as reasonably determined by Servicer based on then-current market commitment fees.
3.3.2    Procedure for Making a Securitized Loan.
Borrower's request to Servicer for a Securitized Loan (i) shall be in writing, which writing shall specify (a) the requested original principal amount of the Securitized Loan, which amount shall be greater than or equal to $5,000,000, (b) whether Borrower has selected Lender’s then current early rate lock or standard delivery option, and (c) the payment or prepayment of the Borrower’s Obligations, and (ii) shall be accompanied by (a) any fees then due and owing under the Securitized Product for the Collateral Pool Property, and (b) the Underwriting Materials. Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower’s request within 60 days of such Notice, provided that (i) at the time of such request no Event of Default or Potential Default exists, (ii) the Securitized Loan shall be made in accordance with, and subject to, the terms and conditions of a Securitized Product, (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, (iv) the representations and warranties of Section 7 shall be true and correct as of the date of Borrower’s request for such Securitized Loan and on the date that such Securitized Loan is funded by Lender, (v) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Securitized Loan, (vi) the proposed Borrower under the Securitized Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Securitized Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Securitized Loan Collateral subject, in each case, to any Permitted Exceptions, and (vii) Borrower shall pay Lender any fees then due and owing under the Securitized Product. Thereafter, Servicer shall use commercially reasonable efforts to consummate the Securitized Loan within 30 days after its consent to Borrower’s request thereof. Notwithstanding the foregoing, in the event that Borrower elects Lender’s then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower’s timely compliance with Lender’s requests, to lock the interest rate for the requested Securitized Loan within 7 Business Days of Borrower’s Notice hereunder. Any Securitized Loan granted pursuant to the foregoing provisions shall not reduce the Sponsor Borrower Loan hereunder unless Sponsor elects to reduce the Sponsor Borrower Loan pursuant to Section 2.4.1. Simultaneously with the closing of the Securitized Loan, Lender shall release the Lien granted hereunder on the Collateral. Notwithstanding the foregoing, at any time prior to the release and consummation of the Securitized Loan, Borrower may by written Notice revoke its request for a release and a Securitized Loan pursuant to this Section 3.3.2; provided, however, that Borrower shall reimburse Lender and Servicer respectively, for Lender’s and Servicer’s costs and expenses, including breakage costs and Attorneys’ Fees and Costs and any other fees due under this Agreement, that Lender or Servicer incur in connection with such proposed release and Securitized Loan financing prior to Borrower’s revocation.
3.4    Valuations.
3.4.1    Timing and Procedure of Valuation.
In addition to any other provisions requiring a valuation hereunder, Lender will perform, in accordance with its then current underwriting policies, practices and procedures consistently applied, a valuation (the “Valuation”) to determine the then (i) Market Value and (ii) Net Operating Income of the Collateral Pool Property, which Valuation will be performed on the first date: (a) the Collateral Pool Property is added to the Collateral Pool, and(b) on or about March 1st annually thereafter (“Anniversary Date”) and (c) at such other times as may be specified pursuant to the terms and provisions of this Agreement.  On each Anniversary Date, in connection with the Valuation, Borrower must deliver to Servicer by no later than January 1st, a current rent roll (which will be no more than 30 days old) and trailing 12 month operating statement dated no later than the last day of September with respect to the Collateral Pool Property, each trailing 12 month operating statement to be certified by an Authorized Officer. In the event that a 12 month trailing operating statement is not available for the Collateral Pool Property because of when Borrower purchased the Collateral Pool Property, Borrower must deliver to the Servicer no later than January 1st a current rent roll (which will be no more than 30 days old) and no less than a 6 month trailing operating statement certified by an Authorized Officer. Lender may, in Lender’s sole discretion, use rent rolls and annualized operating statements for the purpose of determining the Market Value and/or Net Operating Income of the Collateral Pool Property. In addition to the Valuation conducted above, Borrower may request that Lender determine solely the Property DSCR every 6 months rather than annually, and if so requested by Lender, Borrower shall provide such rent rolls, operating statements and other financial information as requested by Lender. Notwithstanding anything contained in this Section 3.4.1, Borrower shall have the right, within 5 days of Borrower’s receipt of a Valuation Letter, to request that Lender obtain an appraisal of the Collateral Pool Property, at Borrower’s sole cost and expense, which appraisal must be prepared in accordance with Lender’s then applicable standards for appraisals and conducted by an appraiser acceptable to Lender, in Lender’s sole and absolute discretion. Such appraisal must be received by Lender within 30 days after such appraisal is ordered, and upon receipt of such appraisal within such 30 day period, Lender may, in Lender’s sole and absolute discretion, accept or reject the value established by such appraisal for the Collateral Pool Property. If Lender agrees to accept the value established by such appraisal for the Collateral Pool Property, such value shall be used by Lender for the purpose of determining the Valuation for the Collateral Pool Property.
3.4.2    Valuations that Disclose a Decrease in Market Value and/or Net Operating Income.
If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Property has decreased below the then current values or calculations thereof, and in the event such decrease in Market Value or Net Operating Income shall cause Borrower to be in non-compliance with the Sublimits set forth in Sections 2.1.4.1 or 2.1.4.3, the Borrower shall comply with the provisions of Section 5.4.2.
3.4.3    Valuations that Disclose an Increase in Market Value and/or Net Operating Income.
If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Property has increased above the then current value thereof, and the Maximum Facility Available may be adjusted if necessary in accordance with the provisions of Section 2.4.1, and Borrower shall be entitled to borrow and reborrow hereunder, subject to the Sublimits, up to the remaining amount of the Sponsor Borrower Loan in accordance with the terms of this Agreement.
3.5    Material Adverse Change to Borrower, Guarantor or the Collateral Pool Property.
If a Material Adverse Change occurs, Borrower shall promptly notify Lender in writing as soon as Borrower has notice thereof. If Lender shall receive Notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects the Collateral Pool Property or Borrower, Lender may promptly conduct a Valuation of the Collateral Pool Property pursuant to Section 3.4. Until such time as such Valuation is completed, the Collateral Pool Property shall be deemed, for the purposes of determining whether any new borrowing request satisfies the Sublimits, to have a Market Value and Net Operating Income reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written Notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in Sections 2.1.4.1 or 2.1.4.3, Borrower shall comply with the provisions of Section 5.4.2. If Lender shall receive Notice of a Material Adverse Change from Borrower hereunder, or otherwise becomes aware of a Material Adverse Change, Borrower shall immediately provide any information or documents reasonably requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower or Guarantor, financial statements and Borrower’s and/or Guarantor’s business plan to cure such Material Adverse Change or (b) with respect to a Material Adverse Change which affects the enforceability of this Agreement or the other Loan Documents taken as a whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.
4.    INTEREST, COSTS AND CHARGES
4.1    Interest Rate.
The interest rate for each Borrowing Advance Tranche shall be the Base Rate or, if required pursuant to Sections 4.3.2 or 4.4 hereof, the Prime Rate. Interest rates under this Agreement and the Revolving Credit Note shall be computed on the basis of a year of 360 days and actual days elapsed.
4.2    Interest Rate Determinations.
4.2.1    Prime Rate and Base Rate Determination.
4.2.1.1    Prime Rate. The initial Prime Rate applicable to any Prime Rate Borrowing Advance Tranche required under Sections 4.3.2 or 4.4 shall equal the Prime Rate as of the Borrowing Date or Renewal Date, as applicable. The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Advance Tranche.
4.2.1.2    Base Rate. The Base Rate applicable to any Base Rate Borrowing Advance Tranche hereunder shall, subject to the provisions set forth below, equal the Base Rate calculated as of the date of the Advance Request and set forth in the Advance Request. In the event that the Base Rate, calculated as of the Borrowing Date, is more than 0.0025 higher or lower than the Base Rate set forth in the Advance Request, the Base Rate applicable to such Advance Request shall instead be the Base Rate calculated as of the Borrowing Date. Thereafter, (i) the portion of the Base Rate attributable to the LIBOR Index Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 4.4) for any Base Rate Borrowing Advance Tranche shall be redetermined as of each renewal of such Borrowing Advance Tranche pursuant to Section 4.3.3 and (ii) the Margin for all Borrowing Advance Tranches then outstanding shall be redetermined as of each determination and redetermination of the Net Spread. As determined and redetermined pursuant to this Agreement, the same Margin shall apply to all Borrowing Advance Tranches then outstanding. The portion of the Margin attributable to the Net Spread shall be determined based on the Property DSCR in accordance with the table set forth in Schedule 4.2.3. The Property DSCR and Net Operating Income shall each be redetermined in accordance with the definitions thereof, as applicable.
4.2.1.3    Reserved.
4.2.2    Prime Rate, Base Rate and Margin Quotations.
Borrower may call Servicer on or before the date on which a Advance Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Property DSCR for a proposed Prime Rate (if required pursuant to Sections 4.3.2 or 4.4) or Base Rate Borrowing Advance Tranche and an indication of the rates then in effect, including the Margin, but both parties acknowledge that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when such interest rate election is made.
4.2.3    Net Spread.
Subject to Section 4.3.6 and except as otherwise expressly provided in this Agreement, the net spread (the “Net Spread”) applicable for any Base Rate Borrowing Advance Tranche shall be as set forth in Schedule 4.2.3. With respect to the exercising of the First Option to Extend or Second Option to Extend, the Net Spread applicable for any Base Rate Borrowing Advance Tranche during such extended term period shall be determined by Lender in its sole discretion and communicated to Borrower (provided, that Lender will communicate indicative (but not final) Net Spreads for such extension period to Borrower at least 2 Business Days prior to the Scheduled Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, as applicable). With respect to the exercising of an Expansion Option, the Net Spread applicable for any Base Rate Borrowing Advance Tranche for such expanded amount of the Sponsor Borrower Loan shall be determined by Lender in its sole discretion and communicated to Borrower and Sponsor (provided, that Lender will communicate indicative (but not final) Net Spreads for such expansion to Borrower and Sponsor at least 2 Business Days prior to the Expansion Option Date), and the final Net Spread for such expanded amount of the Sponsor Borrower Loan shall be blended together with the Net Spread then in effect as determined by Lender. Lender and Borrower shall evidence any new or blended applicable Net Spread pursuant to this Section 4.2.3, by executing a confirmation substantially in the form attached hereto as Schedule 2.3.
4.3    Interest Periods.
Upon each Advance Request for a new Base Rate Borrowing Advance Tranche, and upon each Renewal Request applicable to a Base Rate Borrowing Advance Tranche, the interest period shall be 1 month (having original durations to maturity of approximately 30 days) (“Interest Period”) for which the LIBOR Index Rate shall be determined.
4.3.1    Interest Period to End on a Business Day.
If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.
4.3.2    No Interest Periods Beyond the Expiration Date.
Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Advance Tranche that would end after the Expiration Date. If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than 30 days then such Borrowing Advance Tranche shall bear interest at the Prime Rate. No Prime Rate Borrowing Advance Tranche may remain outstanding in excess of 30 days at any one time.
4.3.3    Renewals.
For purposes of calculating interest due under the Base Rate Borrowing Advance Tranche, the first day of the new Interest Period shall be the first Business Day immediately following the last day of the preceding Interest Period (“Renewal Date”). For each Base Rate Borrowing Advance Tranche, if no new Interest Period is specified within 2 Business Days prior to the last day of such Interest Period, by delivery to Lender of a fully completed, authorized and executed request therefor (a “Advance Renewal Request”) in the form attached hereto as Schedule 4.3.3, the Base Rate Borrowing Advance Tranche shall be renewed for an Interest Period of 1 month at the Base Rate that would be applicable to a Base Rate Borrowing Advance Tranche disbursed on the applicable Renewal Date having a 1 month Interest Period. Notwithstanding anything contained herein to the contrary, (i) no Base Rate Borrowing Advance Tranche may be renewed with a principal amount of less than $1,000,000 and (ii) in the event the Borrower fails to comply with the Sublimits set forth with Section 2.1.4.1 or Section 2.1.4.3, Borrower may renew (but not increase the outstanding principal amount of) any Base Rate Borrowing Advance Tranche then outstanding, all in accordance with the provisions of this Section 4.3.3, provided that, as of the date of such renewal or consolidation (a) no Event of Default or Potential Default, other than Borrower’s failure to comply with Sections 2.1.4.1 or 2.1.4.3, shall then exist, (b) Borrower’s failure to comply with Sections 2.1.4.1 or 2.1.4.3 shall have been for a period of less than 90 days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of Section 4.3.6. Borrower must comply with Sections 2.1.4.1 or 2.1.4.3 pursuant to the provisions of Section 5.4.2.1.
4.3.4    Interest After Default.
So long as (i) any payment under this Agreement remains past due for 30 days or more, or (ii) any other Event of Default has occurred and is continuing, interest on the portion of the Sponsor Borrower Loan owed by Borrower shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the Default Rate (as defined in the Revolving Credit Note). If the unpaid principal balance and all accrued interest on the portion of the Sponsor Borrower Loan owed by Borrower are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest on the portion of the Sponsor Borrower Loan owed by Borrower shall thereafter bear interest at the Default Rate. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Sponsor Borrower Loan, (b) during the time that any installment is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than 30 days or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.
4.3.5    Late Charge.
If any amount payable under this Agreement, the Revolving Credit Note or any other Loan Document, other than (i) the outstanding amount of the Revolving Credit Note payable on the Expiration Date or (ii) the then outstanding amount of the portion of the Sponsor Borrower Loan payable upon acceleration of the Revolving Credit Note, is not received by Lender as provided in the Revolving Credit Note, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Revolving Credit Note. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Sponsor Borrower Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable specified in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate specified in the Revolving Credit Note.
4.3.6    Non-Compliance With Sublimits.
If Borrower is unable to cause compliance with the Sublimits pursuant to Sections 2.1.4.1 or 2.1.4.3, within 15 days following Notice thereof from Servicer or Lender of Borrower’s non-compliance with such Sublimits, then, for so long as Borrower fails to comply with such Sublimits, the Net Spread applicable to the Base Rate Borrowing Advance Tranche then outstanding (and thereafter renewed) shall automatically increase to 0.01 over the highest Net Spread shown on Schedule 4.2.3 (as such Net Spreads are adjusted by Lender pursuant to Section 4.2.3), further increased, if at all, in accordance with Schedule 4.2.3, as a result of the duration of such Base Rate Borrowing Advance Tranche Interest Period; provided, however, such increase shall not constitute a cure of an Event of Default under Section 9.1.12.
4.4    Illegality; Increased Costs.
4.4.1    Illegality; Increased Costs.
At any time at which Lender shall have reasonably determined that (i) adequate and reasonable means do not exist for ascertaining the applicable LIBOR Index Rate, (ii) a contingency has occurred which materially and adversely affects the London interbank market, (iii) the making, maintenance or funding of any Borrowing Advance Tranche bearing interest in part at the LIBOR Index Rate has been made unlawful by Lender’s compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (iv) the Base Rate (as determined with reference to the LIBOR Index Rate) will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of such Borrowing Advance Tranche, or (v) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Advance Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in Section 4.4.2.
4.4.2    Lender’s Rights.
In the case of the events specified in Section 4.4.1 above, Lender shall promptly notify Borrower thereof. Upon the date as shall be specified in such Notice, the obligation of Lender to make advances under any Borrowing Advance Tranche at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender’s reasonable determination that the circumstances set forth in Section 4.4.1 no longer exist. If at any time Lender notifies Borrower that it has made a determination under Section 4.4.1, then with respect to any Advance Request previously submitted but not yet funded, and with respect to the Borrowing Advance Tranche on which an Interest Period shall thereafter expire, each such increase or renewal Borrowing Advance Tranche shall thereafter bear interest at the Prime Rate, in each case subject to Section 4.4.1.
5.    PAYMENTS
5.1    Repayment of Sponsor Borrower Loan.
The obligation of Borrower to repay the unpaid principal amount of the portion of the Sponsor Borrower Loan owed by Borrower together with interest thereon, shall be evidenced by the Revolving Credit Note payable to the order of Lender.
5.2    Payments.
All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from Borrower or Sponsor hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender’s intent to accelerate Borrower’s Obligations under the Loan Documents and notice of such acceleration, all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower, and without set-off, counterclaim or other deduction of any nature, and Lender’s right to action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender’s Monthly Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Sponsor Borrower Loan owed by Borrower and other amounts owing under this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within 30 days from the date of receipt of such Monthly Payment Statement.
5.3    Payment Dates.
Subject to the provisions of Section 5.4, interest on the portion of the Sponsor Borrower Loan owed by Borrower shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 12:00 p.m. Eastern Time on the 1st day of any calendar month during the term hereof (“Payment Date”) and shall be paid by wire transfer of immediately available funds to an account specified by Servicer. Lender shall (or shall cause Servicer to) deliver to Borrower an invoice (“Monthly Payment Statement”) detailing the interest and principal (if applicable) and other fees due and payable. Except in the case of a prepayment under Section 5.4, Lender shall deliver the Monthly Payment Statement detailing charges due for the current calendar month via fax or by other electronic transmittal at least 5 Business Days prior to the first day of the succeeding calendar month. In the instance of a renewal of an Interest Period pursuant to Section 4.3.3, interest on such renewed Base Rate Borrowing Advance Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under Section 5.4 shall be due on the date such prepayment is due. Interest on the principal amount of the portion of the Sponsor Borrower Loan owed by Borrower or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).
5.4    Prepayments.
5.4.1    Voluntary Prepayments.
Borrower shall have the right, at its option, from time to time to prepay the portion of the Sponsor Borrower Loan owed by Borrower in whole or part at any time, subject to the terms hereof, but no prepayment may be less than the outstanding principal balance and accrued interest of the Borrowing Advance Tranche being prepaid, except for partial prepayments made by Borrower in order to remedy non-compliance with the Sublimits as provided for herein. Whenever Borrower desires to prepay any part of the Sponsor Borrower Loan owed by Borrower, Borrower shall provide a prepayment Notice to Lender by 12:00 p.m. Eastern Time at least 10 Business Days prior to the date of the proposed prepayment setting forth the following information: (i) the amount to be prepaid; (ii) the estimated date on which the proposed prepayment is to be made; and (iii) a statement indicating the application of the prepayment to the Borrowing Advance Tranche.
All prepayment Notices shall be irrevocable. The principal amount of the Borrowing Advance Tranche for which a prepayment Notice is given, together with Accrued Interest, shall be due and payable by 12:00 p.m. Eastern Time on the date on which the proposed prepayment is to be made. Lender shall, upon receipt of Borrower’s Notice, prepare and deliver to Borrower the same day via facsimile or other electronic transmittal a statement of interest due with respect to such prepayment, provided that in the event Borrower’s prepayment Notice is not received by Lender prior to 12:00 p.m. Eastern Time, Lender shall not be obligated to prepare and deliver such statement of interest until the Business Day following Lender’s receipt of such Notice.
5.4.1.1    Prepayment of a Base Rate Borrowing Advance Tranche. Unless Borrower for any reason (i) repays a Prime Rate Borrowing Advance Tranche permitted hereunder accruing interest at the Prime Rate or (ii) repays all or a part of a Base Rate Borrowing Advance Tranche upon the expiration of such Base Rate Borrowing Advance Tranche’s Interest Period, any prepayment under Section 5.4 shall be accompanied by a payment of the Accrued Interest. The Accrued Interest for the Base Rate Borrowing Advance Tranche shall be an amount equal to the interest which would have otherwise accrued over the remainder of the applicable Interest Period (“Accrued Interest”). In addition, upon Lender’s exercise of any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Accrued Interest on the Base Rate Borrowing Advance Tranche at the time of acceleration, and all other sums and fees payable to Lender hereunder.
5.4.1.2    Reserved.
5.4.2    Sublimit Violations (Mandatory Prepayment, Collateral Addition or Supplying Letter of Credit).
5.4.2.1    Upon Borrower’s receipt of Notice that it is not in compliance with the Sublimits, Borrower must (i) within 90 days of the Notice of Borrower’s non-compliance with the Sublimits, add and pledge a Multifamily Mortgaged Property or Student Housing Mortgaged Property in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 3.1 (upon the addition and pledge of such Multifamily Mortgaged Property or Student Housing Mortgaged Property and its satisfaction of the Sublimits, then any excess Net Operating Income or Market Value, as applicable from such Multifamily Mortgaged Property or Student Housing Mortgaged Property, as applicable, shall be applied to satisfy Borrower’s non-compliance with Sections 2.1.4.1 or 2.1.4.3, as applicable), (ii) within 30 days of the Notice of Borrower’s non-compliance with the Sublimits, prepay the portion of the Sponsor Borrower Loan owed by Borrower in such amount as is necessary to cause compliance with the Sublimits or (iii) if such Sublimit violation is solely as a result of non-compliance with Section 2.1.4.1 after the annual Valuation, then within 30 days of Notice of Borrower’s non-compliance, Borrower shall have the 1 time right to supply a letter of credit (in the form required by Lender so long as it satisfies the requirements for Letters of Credit set forth in Section 11.15 of the Loan Agreement) in an amount of not less than the difference between (a) the value of the Collateral Pool Property utilizing the Property LTV Ratio determined at the annual Valuation and (b) the value of the Collateral Pool Property utilizing a Property LTV Ratio of 70% (“LOC Amount”); provided, however, in no event shall the Borrower be permitted to supply a letter of credit whose LOC Amount exceeds the lesser of 10% of the Maximum Facility Available or $20,000,000 in the aggregate and not per Collateral Pool Property. Notwithstanding anything herein to the contrary, if the Borrower elects to supply a letter of credit, Borrower may borrow and re-borrow provided that all of the other terms and conditions under this Agreement and the other Loan Documents are satisfied. In the event a Sublimit violation exists as a result of non-compliance with Section 2.1.4.1 after Lender conducted a Valuation the year subsequent to Borrower’s supplying a letter of credit, and Borrower has not otherwise cured such Sublimit violation as provided herein, then (i) Lender shall have the right to draw down on the full amount of the letter of credit and apply the proceeds from the letter of credit to the outstanding Borrowing Advance Tranche as determined by Lender in its reasonable discretion or (ii) Borrower may prepay the portion of the Sponsor Borrower Loan owed by Borrower in such amount as is necessary to cause compliance with the Sublimits or (iii) Borrower may add a Multifamily Mortgaged Property or Student Housing Mortgaged Property in form, substance, value and in a manner all acceptable to Lender, in its sole discretion in accordance with Section 3.1. In no event shall the Borrower’s supplying a letter of credit be permissible for any period other than the period from the first annual Valuation establishing the Sublimit violation pursuant to Section 2.1.4.1 and the next annual Valuation. Borrower shall provide Notice to Lender and Servicer, within 15 days of Servicer’s or Lender’s Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (i) clause (ii) or clause (iii) of the first sentence. Except as otherwise provided in this Section 5.4.2.1, any prepayment of the portion of the Sponsor Borrower Loan owed by Borrower in accordance with the provisions of this Section 5.4.2.1 shall be made by Borrower within 30 days of Servicer's or Lender's Notice to Borrower of Borrower's non-compliance with the Sublimits, and applied, as directed by Borrower, to the Borrowing Advance Tranche under the Revolving Credit Note until the Revolving Credit Note has been repaid in full or, in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion.
5.4.2.2    Casualty; Condemnation. In the event of a casualty or condemnation affecting the Collateral Pool Property, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower’s Obligations in accordance with the provisions of the Loan Agreement shall be applied without any prepayment fee or other penalty (but any Accrued Interest shall be paid), and this Agreement, and the parties’ obligations under the Loan Documents, shall be terminated, at Borrower’s election in accordance with Section 2.6.
5.5    Reserved.
5.6    Reserved.
5.7    Payment of Additional Compensation in Certain Circumstances.
5.7.1    Increased Costs Resulting from Taxes, Etc.
If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to Lender:
(i)    subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Sponsor Borrower Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder, or under the Revolving Credit Note (except for taxes on the overall net income of Lender); or
(ii)    imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note or the making, maintenance or funding of any Borrowing Advance Tranche by an amount which Lender in its discretion deems to be material;
then, Lender shall from time to time notify Borrower of the amount determined (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost (“Increased Cost Amount”). Such Notice shall set forth in reasonable detail the basis for such Increased Cost Amount. The Increased Cost Amount shall be due and payable by Borrower to Lender 30 days after such Notice is given.
5.7.2    Termination.
Upon the occurrence of any event described in Section 5.7.1, Borrower, in lieu of paying the Increased Cost Amount within the time period set forth in Section 5.7.1, may terminate this Agreement in accordance with the provisions of Section 2.6.
5.8    Indemnity.
Borrower shall jointly and severally indemnify Lender and Servicer against all losses, claims, damages, liabilities and expenses, including Attorneys’ Fees and Costs ( individually and collectively, “Loss”) which may be imposed or incurred by Lender and/or Servicer directly or indirectly arising out of, or in any way relating to, or a result of any of the following: (i) attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Advance Request under Section 2.1.2, any request to release the Collateral Pool Property under Section 3.2, or notice relating to prepayments under Section 5.4, or (ii) default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Accrued Interest or any other amount due hereunder.
If Lender sustains or incurs any such Loss, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such Loss. Such Notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender 30 days after such Notice is given.
6.    CONDITIONS OF LENDING
Lender’s obligation to make any Borrower Advance Tranche hereunder or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent in Lender’s discretion:
6.1.1    Delivery of Loan Documents.
Lender shall have received all applicable Loan Documents together with all amendments thereto, and other documents, instruments, policies and forms of evidence or other material requested by Lender under the terms of this Agreement or any of the other Loan Documents.
6.1.2    Validity of Representations.
The representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct.
6.1.3    Valid Security Instrument.
The Security Instrument is a valid lien upon the Collateral Pool Property and is prior and superior to all other liens and encumbrances thereon except the Permitted Exceptions.
6.1.4    No Default.
There exists no Event of Default, or Potential Default under this Agreement or any of the other Loan Documents (or if the term “Event of Default” is not defined in such other Loan Document, a default thereunder that is uncured beyond any applicable notice and cure periods, if any, or event, omission or failure of condition which would constitute an Event of Default after notice or lapse of time, or both).
6.1.5    Officer’s Certificate.
There shall be delivered to Lender and for the benefit of Lender a certificate, in form and substance acceptable to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:
6.1.5.1    all required actions taken by Borrower and Sponsor in connection with this Agreement and the other Loan Documents;
6.1.5.2    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower and Sponsor for purposes of this Agreement and the true signatures of such Authorized Officers, on which Lender may conclusively rely;
6.1.5.3    copies of the organizational documents of Borrower and Sponsor including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower and Sponsor in each state where organized or qualified to do business and dated within 30 days of the Closing Date, all of which shall be attached to such officer’s certificate; and
6.1.5.4    all material consents required to effectuate the transactions contemplated hereby shall have been obtained.
6.1.6    Opinion of Counsel.
Prior to the Closing Date, there shall be delivered to Lender, written opinions of counsel for Borrower, Sponsor and Guarantor in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request, including, but not limited to, an enforceability opinion with respect to Virginia law.
6.1.7    Legal Details.
All legal documents and due diligence materials in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents or due diligence in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.
6.1.8    Payment of Fees.
Borrower and Sponsor shall have paid or caused to be paid to Lender and Freddie Mac, to the extent not previously paid, all fees, costs and expenses accrued through the Closing Date, including, but not limited to, Attorneys’ Fees and Costs, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of the Sponsor Borrower Loan.
6.1.9    Other Conditions.
Borrower and Sponsor shall have satisfied such other reasonable conditions as required by Lender.
7.    REPRESENTATIONS AND WARRANTIES
7.1    Representations and Warranties.
As a material inducement to Lender’s entry into this Agreement, Borrower and Sponsor (as applicable) as to itself represent and warrant to Lender as of the Closing Date that:
7.1.1    Authority.
Each of Borrower and Sponsor is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow the Sponsor Borrower Loan and to own the Collateral Pool Property as contemplated by this Agreement and the other Loan Documents.
7.1.2    Binding Obligations.
Borrower and Sponsor are each authorized to execute, deliver and perform its respective obligations under this Agreement and the other Loan Documents to which it is a party, and such obligations shall be valid and binding obligations of Borrower and Sponsor.
7.1.3    Formation and Organizational Documents.
Borrower and Sponsor have delivered to Lender true and complete copies of all formation and organizational documents of Borrower, Sponsor, of the partners, managers, joint venturers or members of Borrower and/or Sponsor, if any, and of any Guarantor of the Sponsor Borrower Loan, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.
7.1.4    No Violation.
Borrower’s and Sponsor’s execution, delivery, and performance under this Agreement and the other Loan Documents to which it is a party do not: (i) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (ii) to Borrower’s Knowledge and Sponsor’s Knowledge violate any governmental requirement applicable to the Collateral Pool Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; or (iii) to Borrower’s Knowledge, conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower or Sponsor is or such Collateral Pool Property is bound or regulated.
7.1.5    Reserved.
7.1.6    Financial Condition.
All financial statements, Underwriting Materials and such other information heretofore delivered to Lender by Borrower and Sponsor, including, without limitation, information relating to the financial condition of Borrower, Sponsor, the Collateral Pool Property, the partners, joint venturers or members of Borrower, Sponsor, and/or any Guarantor, fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with Section 1.3.
7.1.7    No Material Adverse Change.
There has been no Material Adverse Change in the financial condition of Borrower, Sponsor or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower, Sponsor and Guarantor have not entered into any material transaction which is not disclosed in such financial statements.
7.1.8    Accuracy.
All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Sponsor Borrower Loan or the Collateral Pool Property or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.
7.1.9    Reserved.
7.1.10    Enforceability.
This Agreement and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Sponsor, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Sponsor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
7.1.11    Reserved.
7.1.12    Solvency.
Each of Borrower, Guarantor and Sponsor is not insolvent (as such term is defined in Section 5.20(b) of the Loan Agreement). After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, none of Borrower, Sponsor and Guarantor will be insolvent. None of Borrower, Guarantor and Sponsor has entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower, Sponsor and Guarantor have received reasonably equivalent value in exchange for its respective obligations under the Loan Documents. Each of Borrower, Sponsor and Guarantor does not intend to, and none of Borrower, Sponsor or Guarantor believes that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower, Sponsor or Guarantor).
7.1.13    No Pending Proceedings or Judgments.
None of Borrower, Sponsor or Guarantor is (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding, or (ii) the subject of any judgment unsatisfied of record or docketed in any court located in the United States.
7.1.14    Authorized Officer/Authorized Representative.
The officers and employees of Borrower who are now (or in the future become) Authorized Officers of Borrower (i) have direct supervisory and managerial control over the Borrower and the Collateral Pool Property, subject to the management thereof in accordance with the terms of the Loan Documents, and (ii) are familiar with the organization and operations of Borrower and with the operations of the Collateral Pool Property.
7.1.15    Other Loan Documents.
The representations and warranties set forth in the other Loan Documents are true and correct.
7.2    Reaffirmation and Survival of Representations and Warranties.
Each (i) Advance Request by Borrower for an advance under this Agreement (ii) time an advance is made pursuant to this Agreement, (iii) exercise of the First Option to Extend, (iv) exercise of the Second Option to Extend, (v) release of the Collateral Pool Property, or (vi) exercise of any Expansion Option (each a “Reaffirmation Date”) shall constitute an affirmation on the part of Borrower and Sponsor (as applicable) that the representations and warranties contained in this Agreement and the other Loan Documents to which Borrower is a party are true and correct as of the time of such request and that the relevant conditions precedent set forth in this Agreement have been fully satisfied, notwithstanding the fact that such representations and warranties are only required to be made by Borrower and Sponsor upon execution of such Loan Documents. All representations and warranties made herein shall survive the execution of this Agreement, each Reaffirmation Date and the execution and delivery of all other documents and instruments in connection with the Sponsor Borrower Loan, so long as Lender has any commitment to advance to Borrower hereunder and until the Sponsor Borrower Loan has been paid in full.
8.    COVENANTS
Borrower covenants and agrees that until the later of (i) satisfaction of all of the Obligations of Borrower under this Agreement and the other Loan Documents, and (ii) the Expiration Date, Borrower shall comply at all times with each of the following covenants:
8.1    Organization and Dissolution.
Borrower shall not dissolve, terminate its existence, liquidate, merge with or consolidate into another Person. Borrower shall promptly provide Lender with copies of any material amendments or modifications to the formation or organizational documents of Borrower, of the partners, managers, joint venturers or members of Borrower, if any, and of any Guarantor of the Sponsor Borrower Loan.
8.2    Affiliate Transactions.
Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Sponsor or Guarantor, or any of the members of such Borrower, Sponsor or Guarantor, except for those agreements previously approved by Lender in writing and (i) in the ordinary course of business, and (ii) are no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with an unrelated third party.
8.3    Assignment.
Without the prior written consent of Lender (which consent shall be in Lender’s sole discretion), Borrower shall not assign Borrower’s interest under this Agreement, any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Sponsor Borrower Loan except in reliance on Sponsor’s, Borrower’s or Guarantor’s expertise, reputation, and prior experience in owning and/or operating conventional multifamily real property, Lender’s knowledge of Borrower, Sponsor and Guarantor, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.
8.4    Further Assurances.
Upon Lender’s request and at Borrower’s sole cost and expense, Borrower and Sponsor shall, and shall cause any person or entity affiliated with Borrower or Sponsor to, execute, acknowledge and deliver any other instruments, including, without limitation, replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents. This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Collateral Pool Property.
8.5    Proceedings and Judgments.
If any suit or legal proceeding (“Proceeding”) is commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of the Collateral Pool Property or any portion thereof, or if any other Proceeding is filed against Borrower in an amount in excess of $1,000,000, Borrower shall promptly notify Lender in writing and to the extent permitted by law and at its sole expense, (i) cause any Proceeding, to be vigorously contested in good faith, and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings, as well as any others. Upon request by Lender, Borrower will provide Lender with written updates on the status of any proceeding. Borrower shall furnish to Lender prompt notice of any order, judgment or decree in excess of $100,000 having been entered against Borrower.
8.6    Compliance with Lender Requirements.
Borrower and Sponsor shall comply with the requirements of Lender in order to enable Lender to sell or securitize all or any part of the Sponsor Borrower Loan, provided that Borrower, Sponsor and any Guarantor shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Revolving Credit Note or any other Loan Documents, or (ii) imposing on Borrower, Sponsor or any Guarantor greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.
8.7    Correction of Defects.
Within a commercially reasonable period of time after Borrower acquires knowledge of or is given notice of a material defect in the Collateral Pool Property or any departure from other requirements of this Agreement or the other Loan Documents, including, without limitation any Event of Default or Potential Default, under this Agreement or any of the Loan Documents, Borrower shall commence and continue with diligence to correct all such defects and departures (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Collateral Pool Property and all other collateral the liens granted by Borrower to Lender under the Loan Documents). Borrower shall endeavor to complete such corrections within 30 days after Borrower acquires such knowledge or is given such notice, or, if such corrections cannot reasonably be completed within 30 days then within 60 days in total. Upon Borrower acquiring knowledge of such defect (other than as a result of written notice to Borrower from Lender), Borrower shall promptly advise Lender in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.
8.8    Notice of Material Adverse Change.
Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, Guarantor, the Collateral Pool Property, this Agreement or the other Loan Documents.
8.9    Annual Evaluation.
Borrower shall deliver and cause Guarantor to deliver to Servicer by no later than 60 days prior to the first anniversary of the Closing Date dated as of June 30, 2017 and thereafter no later than 90 days after the most recent calendar year end dated as of December 31st, the items set forth in clauses (i) through (iv) below for the purpose of Lender determining that Guarantor satisfies the Minimum Net Worth and Liquidity requirements set forth in the Guaranty as well as determining whether a Material Adverse Change has occurred. Borrower shall and will cause Guarantor to comply with this Section 8.9 annually thereafter.
(i)    The most recent fiscal year-end financial statements for (a) Borrower, and (b) Guarantor (together, the “Required Financial Statements”), which Required Financial Statements must (x) comply with the requirements of the then current version of the Freddie Mac Multifamily Seller/Servicer Guide (“Guide”), (y) include a balance sheet, income statement and statement of cash flows (provided that for the statement of cash flows, the operating entries need to be included however the investing and financing entries will not be required), each in form and substance reasonably acceptable to Lender and (z) be certified by an Authorized Officer of Borrower Guarantor , as applicable,
(ii)    A complete Freddie Mac Form 1115 (which then current Freddie Mac Form 1115 will be provided by Servicer) for Borrower and Guarantor, dated as of December 31st, including, without limitation, fully completed net worth, liquidity and contingent liabilities sections,
(iii)    A complete Freddie Mac Form No. 1116 (which then current Freddie Mac Form 1116 will be provided by Servicer) for the Guarantor, dated as of December 31st, and
(iv)    A statement showing any change in the (a) Liquidity, (b) Minimum Net Worth, (c) contingent liabilities and (d) value of encumbered assets as set forth in Form 1116 of Guarantor (in each case, as determined in accordance with Freddie Mac Form 1115), dated as of December 31st, as certified by an Authorized Officer of Guarantor.
8.10    Compliance with Guaranty.
Borrower shall cause Guarantor to comply with the terms and provisions of the Guaranty.
9.    DEFAULT
9.1    Events of Default.
The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an “Event of Default”:
9.1.1    Payments Under Loan Documents.
Borrower shall fail to pay any principal under the Borrowing Advance Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on the portion of the Sponsor Borrower Loan owed by Borrower or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof, or shall fail to pay to Lender an amount which is payable under this Agreement or, any other Loan Document “upon demand”, and such “upon demand payment” is not made within 5 days of either written Notice to Borrower or request for such payment as set forth in any invoice or monthly statement provided to Borrower;
9.1.2    Breach of Representation or Warranty.
Any representation or warranty made at any time by Borrower or Sponsor herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished which is not cured within 30 days after written Notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure, not to exceed 60 additional days;
9.1.3    Breach of Covenant.
Borrower or Sponsor shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an “Event of Default” under (i) the provisions of this Article 9 or (ii) Section 9.01 of the Loan Agreement with respect to the Collateral Pool Property and is not cured within 30 days after Notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender’s judgment, to cure such breach in the event the Borrower commences such cure within such 30 day period and thereafter diligently pursues such cure, not to exceed 60 additional days, provided that, no such Notice or grace period shall apply in the case of any default which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in additional harm to Lender, impairment of the Revolving Credit Note or any rights of Lender under this Agreement or any security given under any other Loan Document;
9.1.4    Event of Default under the Other Loan Documents.
Borrower or Sponsor shall be in default under any provision of the Revolving Credit Note or any other Loan Document beyond any applicable notice and cure period, if any;
9.1.5    Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against Borrower by a court of competent jurisdiction, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of 30 days from the date of entry;
9.1.6    Notice of Lien or Assessment.
A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower’s assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, becomes payable and the same is not paid or otherwise discharged within 30 days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;
9.1.7    Insolvency.
Borrower or Sponsor is insolvent (as such term is defined in Section 5.20(b) of the Loan Agreement) or admits in writing its inability to pay its debts as they come due;
9.1.8    Cessation of Business.
Borrower or Sponsor ceases to conduct their respective businesses, or Borrower or Sponsor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of their respective businesses or the right to use or lease the Collateral Pool Property as a conventional multifamily real property and such injunction, restraint or other preventive order is not dismissed within 10 Business Days after the entry thereof;
9.1.9    Lien Priority.
The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable Laws and such default shall continue unremedied for a period of 30 Business Days after Borrower’s Knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such 30 Business Day period and thereafter diligently pursues such cure, for a period not to exceed 60 additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion);
9.1.10    Bankruptcy and Other Proceedings.
Borrower or Sponsor voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower or Sponsor by any creditor (other than Lender) of Borrower or Sponsor pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within 60 days after filing;
9.1.11    Material Adverse Change.
There shall occur a Material Adverse Change;
9.1.12    Affiliate Borrower Material Adverse Change.
There shall occur an Affiliate Borrower Material Adverse Change which is not corrected pursuant to the terms and provisions of the Affiliate Borrower Credit Agreement;
9.1.13    Property DSCR /Property LTV Ratio.
Either the Property DSCR fails to comply with the requirements of Section 2.1.4.1 or the Property LTV Ratio exceeds the ratio permitted pursuant to Section 2.1.4.3 for a period of 90 consecutive days from the date of Borrower’s receipt of Notice of such non-compliance;
9.1.14    Guarantor Default.
Guarantor fails to comply with any of the terms and provisions of the Guaranty; or
9.1.15    Affiliate Borrower Seasoning Fees.
An Affiliate Borrower shall fail to pay its Affiliate Borrower Seasoning Fees.
9.2    Consequences of Event of Default.
9.2.1    Acceleration of Sponsor Borrower Loan.
Upon an Event of Default, Lender shall be entitled, without limitation, to (i) accelerate the portion of the Sponsor Borrower Loan owed by Borrower, and (ii) collect the Indebtedness.
9.2.2    Remedies Cumulative.
Upon an Event of Default under Section 9.1, Lender shall be entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. Following an Event of Default, the portion of the Sponsor Borrower Loan owed by Borrower may be reinstated only upon the express written approval of Lender, to be granted, withheld or conditioned in its sole discretion.
9.2.3    Notice of Sale.
Any notice required to be given by Lender of a sale, lease, or other disposition of any Collateral that is personal property or any other intended action by Lender under the Uniform Commercial Code, if given at least 10 days prior to such proposed action, shall constitute commercially reasonable notice thereof to Borrower.
10.    MISCELLANEOUS
10.1    Reserved.
10.2    Successors and Assigns.
This Agreement shall be binding upon and shall inure to the benefit of Lender, Sponsor, Borrower and their respective successors and assigns, except that Borrower or Sponsor may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.
10.3    Modifications, Amendments or Waivers.
Lender, Borrower and Sponsor may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender, Borrower or Sponsor hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower or Sponsor hereunder or thereunder. Any such written agreement, waiver or consent (i) shall be effective to bind Lender, Borrower and Sponsor, and (ii) shall be accompanied in each instance by a written affirmation executed by Guarantor consenting to such actions.
10.4    Forbearance.
Lender may (but shall not be obligated to) agree with Borrower or Sponsor, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions: (i) extend the time for payment of all or any part of the Sponsor Borrower Loan; (ii) reduce the payments due under this Agreement, the Revolving Credit Note or any other Loan Document; (iii) release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note or any other Loan Document; (iv) modify the terms and time of payment of the Sponsor Borrower Loan; (v) join in any extension or subordination agreement; (vi) release any Collateral Pool Property; (vii) take or release other or additional security; (viii) modify the rate of interest or period of amortization of the Revolving Credit Note or change the amount of the monthly installments payable under the Revolving Credit Note; and (ix) otherwise modify this Agreement, the Revolving Credit Note or any other Loan Document.
Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Sponsor Borrower Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Sponsor Borrower Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Sponsor Borrower Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds shall not operate to cure or waive any Event of Default.
10.5    Remedies Cumulative.
Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.
10.6    Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.
Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from Lender’s negligence or willful misconduct or breach of this Agreement, (b) any action taken with respect to the Collateral Pool Property after Lender has acquired title to the Collateral Pool Property in a foreclosure proceeding, (c) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (d) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, mortgage registration, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
10.7    Holidays.
Whenever the funding of the Borrowing Advance Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the portion of the Sponsor Borrower Loan owed by Borrower shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the portion of the Sponsor Borrower Loan owed by Borrower) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
10.8    Notices.
(a)    All Notices under or concerning this Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee, (ii) the 1st Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the 3rd Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:
If to Lender:

KeyBank National Association
c/o KeyBank Real Estate Capital – Servicing Department
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Mailcode: KS-01-11-0501
Attention: Servicing Manager

If to Borrower:

PCC Tempe, LLC
3284 Northside Parkway, Suite 150
Atlanta, Georgia 30327
Attention: Jeffrey R. Sprain

If to Sponsor:

Preferred Apartment Communities, Inc.
3284 Northside Parkway, Suite 150
Atlanta, Georgia 30327
Attention: Jeffrey R. Sprain

Lender shall endeavor to give the individuals or entities listed below courtesy copies of any notice given to Borrower by Lender or Servicer, at the address set forth below; provided, however, that failure to provide such courtesy copies of notices shall not affect the validity or sufficiency of any Notice to Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender to any claims by or liability to Borrower or any other individual or entity, it being acknowledged and agreed that no individual or entity listed below is a third-party beneficiary to any of the Loan Documents.

Preferred Apartment Communities, Inc.
3284 Northside Parkway
Suite 150
Atlanta, Georgia 30327
Attention: John A. Isakson

Preferred Apartment Communities, Inc.
3284 Northside Parkway
Suite 150
Atlanta, Georgia 30327
Attention: John A. Williams

Preferred Apartment Communities, Inc.
3284 Northside Parkway
Suite 150
Atlanta, Georgia 30327
Attention: Leonard A. Silverstein

Capital Law & Advisory Partners, LLC
375 Northridge Road
Suite 485
Atlanta, Georgia 30350
Attention: Stephen F. White

(b)    Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 10.8. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 10.8, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 10.8 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.
(c)    Any Notice under the Revolving Credit Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 10.8.
10.9    Severability.
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.
10.10    Governing Law; Consent to Jurisdiction and Venue.
This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower and Sponsor agree that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated in the courts located in the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower and Sponsor each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Agreement is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Agreement in any court of any other jurisdiction.
10.11    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
10.12    Duration; Survival.
All representations and warranties of Borrower and Sponsor contained herein or made in connection herewith shall survive the funding of the Borrower Advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of the Borrowing Advance Tranche, or increase thereof, or payment in full of the portion of the Sponsor Borrower Loan owed by Borrower. All covenants and agreements of Borrower and Sponsor contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of the (i) Expiration Date, or (ii) payment in full of the Obligations. Except as provided in Sections 2.6 and 3.2, all covenants and agreements of Borrower and Sponsor contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note shall survive payment in full of the portion of the Sponsor Borrower Loan owed by Borrower and the Expiration Date. Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender’s Lien on the Collateral Pool Property, (b) the maturity, expiration or early termination of the Revolving Credit Note or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Revolving Credit Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty, shall, by its terms survive the release, maturity, expiration or early termination of this Agreement, the Revolving Credit Note or any of the other Loan Documents.
10.13    Exceptions.
The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
10.14    Servicing.
Pursuant to the terms of the Guide and any Servicing Agreement, if any, Lender may designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.
10.15    Permanent Financing.
Borrower agrees that in the event the Collateral Pool Property is released and either Borrower or purchaser does intend to use a Securitized Loan for the refinancing or acquisition financing, as applicable, then in such event, Borrower will assist in providing to Lender information as reasonably necessary for Lender to provide a quote for such permanent financing.  If the material terms of the Securitized Loan are equal to or better than the terms being offered by another lender, Lender shall be entitled to refinance or acquisition finance, as applicable, the Collateral Pool Property. Notwithstanding anything in this Section 10.15 to the contrary, the portion of the Sponsor Borrower Loan owed by Borrower has been provided to the Borrower with the expectation that the Collateral Pool Property will either be refinanced or acquisition financed with a Securitized Loan.
10.16    Authority to File Notices.
Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.
10.17    WAIVER OF TRIAL BY JURY.
TO THE EXTENT PERMITTED BY VIRGINIA LAW, BORROWER, SPONSOR AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP AMONG THE PARTIES AS BORROWER, SPONSOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
10.18    Advertising.
Lender may include the name of Borrower and Sponsor, the name and location of the Collateral Pool Property, the Sponsor Borrower Loan and the number of apartment units contained in the Collateral Property on Lender’s client list and in any typical advertisement.
10.19    Confidentiality.
The Borrower, Sponsor and Servicer must treat this Agreement and all other Loan Documents as “confidential information” and any material relating to this Agreement and the other Loan Documents, defined as “derivative information,” as confidential information.  Borrower, Sponsor and Servicer shall not release or disclose or permit the release or disclosure of all or any part of the confidential information or the derivative information for any purpose at any time except to the extent expressly required or consented to by Lender in writing, or ordered by a court or administrative agency.   In the event Borrower, Sponsor or Servicer anticipates that any may be required, for any reason, to release or disclose confidential information or derivative information, the Borrower, Sponsor or Servicer (as applicable) must immediately notify the Lender to allow the Lender to take any actions it deems necessary to prevent or limit the release or disclosure of the confidential information or derivative information.  Unless the Borrower, Sponsor or Servicer has obtained prior written consent from Lender, the Borrower, Sponsor or Servicer must not copy or permit copies to be made of all or any part of the confidential information or the derivative information except to the extent necessary for servicing the Sponsor Borrower Loan or fulfilling any other obligations to Lender.  The Servicer may provide confidential information or derivative information to those officers, directors, principals, partners or employees of the Servicer and its regulators, auditors, counsel and accountants to the extent necessary to perform its services pursuant to its Servicing Agreement.  The Servicer must notify any individuals receiving confidential information or derivative information that the individual has the same obligations as the Servicer to keep the confidential information or derivative information confidential.  The Borrower and Sponsor may provide confidential information or derivative information to those officers, directors, principals, partners or employees of the Borrower and Sponsor and their respective auditors, counsel and accountants to the extent necessary for Borrower to conduct its operations, regulations, and notify any individual receiving confidential information or derivative information that the individual has the same obligations as the Borrower to keep the confidential information or derivative information confidential.
10.20    Time of Essence.
Time is of the essence with respect to each obligation of Borrower, Sponsor and Lender hereunder.
10.21    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
10.22    NOTICE OF FINAL AGREEMENT.
THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Credit Agreement        Page 13

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WITNESS: Print Name:
BORROWER:

PCC TEMPE, LLC,
a Delaware limited liability company
By: Preferred Campus Communities, LLC
   a Maryland limited liability company,
   its Manager

   By: Preferred Apartment Communities
      Operating Partnership, L.P.,
      a Delaware limited partnership,
      its sole Member

      By: Preferred Apartment Advisors,
         LLC, a Delaware limited
         Liability company, its Agent

         By: /s/ Jeffrey R. Sprain
            Jeffrey R. Sprain, Senior Vice President, General Counsel and Secretary

[Signatures Continue on the Following Page]

Credit Agreement
Signature Page

SPONSOR:

WITNESS:	PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation

Print Name:
By:    /s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President
General Counsel and Secretary

[Signatures Continue on the Following Page]

Credit Agreement
Signature Page

LENDER:

WITNESS:	KEYBANK NATIONAL ASSOCIATION, a national banking association

Print Name:

By: /s/ Tonya E. Barnes
Tonya E. Barnes
Vice President

Credit Agreement
Signature Page

SCHEDULE 1.1(A)

LIST OF COLLATERAL POOL PROPERTY,
ASSOCIATED INITIAL NET OPERATING INCOME, INITIAL MARKET VALUE,
INITIAL ALLOCATED ADVANCE AMOUNT, MAXIMUM RECOVERY AMOUNT AND MAXIMUM MARKET VALUE

Collateral Pool Property	Initial Net Operating Income	Initial Market Value	Initial Allocated Advance Amount	Maximum Recovery Amount	Maximum Market Value
Regents on University	$2,719,792	$53,550,000	$37,485,000	N/A	N/A

Credit Agreement
Schedule 1.1(A)

SCHEDULE 1.1(B)

LIST OF
COLLATERAL POOL PROPERTY DOCUMENTS

(a)	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing

(b)	Multifamily Loan and Security Agreement

(c)	UCC-1 Financing Statements

(d)	Documents evidencing O & M Programs (if any)

(e)
Title insurance policy acceptable to Lender, in an amount equal to not less than the Initial Market Value of such Mortgaged Property, which title insurance shall include the following endorsements (where and if applicable): (i) a last dollar endorsement, (ii) a variable rate mortgage endorsement, and (iii) a revolving credit endorsement.

Credit Agreement
Schedule 1.1(B)

SCHEDULE 2.1.2

FORM OF
ADVANCE REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of __________, 20____, as amended (the “Credit Agreement”) by and between _________________________, a ______________________, having an address at _________________________ (“Borrower”), __________, a __________ having an address at _________________________ (“Sponsor”), and _______________________, a ______________________ (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, _______________, the _______________ of Borrower, a _______________, do hereby certify on behalf of Borrower as of the date hereof, as follows:
Borrower is entitled to and hereby requests Lender to make an advance [or to increase the existing Borrowing Advance Tranche] under the Credit Agreement in the amount of $__________ (which must be greater than or equal to $______________. Funds should be delivered to Borrower by wire to the following account:
Bank Name and Location:
ABA Number:
Account Name:
Account Number:
Further Credit Instructions:
Attention:
1.    The requested date of the advance [or increase of the existing Borrowing Advance Tranche] (the “Borrowing Date”) is ______________.
2.    The Borrowing Advance Tranche [or increase of the existing Borrowing Advance Tranche as requested herein] shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate

Credit Agreement
Schedule 2.1.2

* Prime Rate is available only as specified in the Credit Agreement
3.    The Interest Period (if the Base Rate is selected) applicable to the advance is 1 month.

4.    Borrower will (check one):

_____
Pay all interest due and payable under the Borrowing Advance Tranche [requested herein] or [as increased by this requested advance] in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Advance Tranche as of the Borrowing Date.
5.    If applicable, the Base Rate for the Base Rate Borrowing Advance Tranche requested hereunder shall be __% consisting of a LIBOR Index Rate of ___ % and a Margin of __%.

6.    Following the disbursement of the funds comprising the Borrowing Advance Tranche [requested herein] or [as increased as requested herein], the total number of Borrowing Advance Tranches outstanding will be no more than 1.
7.    If applicable (i.e. in the event of an Advance Request for [a Borrowing Advance Tranche] or [an increase of an existing Borrowing Advance Tranche], the maturity date of the Interest Period of the Borrowing Advance Tranche [requested herein] or [increased herein] is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).
8.    This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 17 of the Revolving Credit Note.
9.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

Credit Agreement
Schedule 2.1.2

10.    To the best of Borrower’s Knowledge following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.4 of the Credit Agreement.
11.    Guarantor is in compliance with the requirements set forth in Section 8.10 of the Credit Agreement relating to the Minimum Net Worth and Liquidity requirements.
12.    To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs [19] through [22] as certified by Servicer are accurate.
13.    Except as set forth herein and approved by Lender, all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on the date hereof, and will continue to be true and correct on the Borrowing Date.
14.    No Potential Default or Event of Default exists as of the date hereof and the Borrowing Date.
15.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Sponsor Borrower Loan have been satisfied.
16.    All items that Borrower and Guarantor are required to furnish to Lender pursuant to the Credit Agreement to accompany this request are true and complete in all material respects.
17.    The undersigned is an Authorized Officer of Borrower.
18.    Notice of this Advance Request shall be deemed received by Lender when (i) sent by email to mfla@freddiemac.com and (ii) telephonically confirmed with a Loan Accounting Representative.
[The Advance Request continues on the following page]

Credit Agreement
Schedule 2.1.2

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.
BORROWER:

_______________________, a _____________________________

By:
Name:
Title:

As to item 11 set forth herein:

GUARANTOR:

______________________________,
a ______________________________

By:

Name:

Title:

[The Advance Request continues on the following page]

Credit Agreement
Schedule 2.1.2

19.    The current Property LTV Ratio is ___%, which is less than or equal to the Maximum Property LTV Ratio specified in Section 2.1.4.1 of ___%, determined as follows:

A.	The current Sponsor Borrower Loan balance owed by Borrower	$_____________
B.	The current Market Value of the Collateral Pool Property	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the Property LTV Ratio	____________%
20.    Following the disbursement of the funds comprising the Borrowing Advance Tranche [requested herein] or [increased herein], the Property LTV Ratio will equal ___%, which is less than or equal to the Maximum Property LTV Ratio set forth in Schedule 2.1.4.1 of the Credit Agreement of ___%, determined as follows:

A.	The Sponsor Borrower Loan balance owed by Borrower upon disbursement of the funds comprising the Borrowing Advance Tranche [or increase thereof] requested herein	$_____________
B.	The current Market Value of the Collateral Pool Property	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the Property LTV Ratio	____________%
21.    The current Property DSCR is ______ : 1.00, which is not less than _____ : 1.00, as set forth in Section 2.1.4.3 of the Credit Agreement determined as follows:

A.	Net Operating Income of the Collateral Pool Property determined by Lender	$_____________
B.	Property Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Property DSCR	____________%

Credit Agreement
Schedule 2.1.2

22.    Following the disbursement of the funds comprising the Borrowing Advance Tranche [requested herein] or [increased herein] the Property DSCR will be ______ : 1.00, which is not less than _____ : 1.00, as set forth in Section 2.1.4.3 of the Credit Agreement determined as follows:

A.	Net Operating Income of the Collateral Pool Property as determined by Lender	$_____________
B.	Property Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Property DSCR	____________%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 19 through 22 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.
SERVICER

_______________________, a _____________________________

By:
Name:
Title:

Dated: ___________________________________

Credit Agreement
Schedule 2.1.2

SCHEDULE 2.1.4

FORM OF NOTICE FOR SUBLIMIT VIOLATIONS

[DATE]

_________________
_________________
_________________

Re:    ______________________

Dear __________________:

In accordance with the Credit Agreement by and among ____________, a ___________ (“Borrower”) ____________, a ___________ (“Sponsor”) and [____________________], a [____________________] (“Servicer”) dated [____] [__], 20__, requires a Valuation of the Collateral Pool Property. Such Valuation has been performed in accordance with Freddie Mac’s current underwriting policies, practices and procedures subject to the terms and provisions of Section 1.2.3 of the Credit Agreement) and is based in large part, but not entirely, on Borrower’s supplied property level financial statements as provided to the Servicer. Based on this analysis, Freddie Mac has determined the following Property LTV Ratio, Property DSCR and NOI:

Property LTV Ratio:

Credit Agreement
Schedule 2.1.4

Property DSCR :

NOI:

The [Property LTV Ratio] [and] [Property DSCR] are not in compliance with the Sublimits set forth in [Sections 2.1.4.1 and 2.1.4.3][Section 2.1.4.1][Section 2.1.4.3] of the Credit Agreement, and Borrower shall comply with Section 5.4.2 of the Credit Agreement.

Please call the undersigned at ______________________________ if you have any questions.

Sincerely,

72053364_2

SCHEDULE 2.3
FORM OF
[SCHEDULED MATURITY DATE EXTENSION CONFIRMATION] OR [NET SPREAD TABLE AFTER EXPANSION TO SPONSOR BORROWER LOAN CONFIRMATION]
[______________], 20[__]
[__________]
[__________]
[__________]
[__________]
Attention: [__________]

Ladies and Gentlemen:

Reference is made to that Credit Agreement dated as of [__________], as amended (the “Credit Agreement”) initially by and among [__________], a [__________], having an address at [__________] (“Borrower”), [__________], a [__________], having an address at [__________] (“Sponsor”) and [__________], a [__________], having an address at [__________] (together with its successors and assigns, “Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to Section 2.4.3 of the Credit Agreement, the Sponsor has elected to increase the Sponsor Borrower Loan as set forth in Section 2.4.3 of the Credit Agreement, and the Net Spread applicable to any Borrowing Advance Tranche on or after such increase shall be as set forth on Exhibit A hereto. OR
Pursuant to Section [2.3.1 or 2.3.2] of the Credit Agreement, the [First Option to Extend or Second Option to Extend] has been exercised, the [Maturity Date or First Extended Maturity Date] has been extended as set forth in [Section 2.3.1 or 2.3.2] of the Credit Agreement, and the Net Spread applicable to any Borrowing Advance Tranche on or after the initial Scheduled Maturity Date shall be as set for the on Exhibit A hereto.
Sincerely,

LENDER:

_______________________, a

Credit Agreement
Schedule 2.3

By:
Name:
Title:
[signatures continue on next page]

Credit Agreement
Schedule 2.3

ACKNOWLEDGED AND AGREED

BORROWER:

_______________________, a _____________________________

By:
Name:
Title:

SPONSOR:

_______________________, a _____________________________

By:
Name:
Title:

EXHIBIT A TO SCHEDULE 2.3

[NET SPREAD TABLE APPLICABLE DURING AN EXTENSION PERIOD] OR [NET SPREAD TABLE APPLICABLE AFTER AN EXPANSION TO THE COMMITMENT]

Property DSCR	Net Spread	Margin
Greater than or equal to [__] : 1.00 but less than [__]: 1.00	[_______]	[_______]
Greater than or equal to [__]: 1.00 but less than [___]: 1.00	[_______]	[_______]
Greater than or equal to [___] : 1.00	[_______]	[_______]

SCHEDULE 4.2.3

NET SPREAD TABLE
Multifamily Mortgaged Property:

Property DSCR	Net Spread	Margin
Greater than or equal to 1.55:1.00 but less than 1.75:1.00	190	195
Greater than or equal to 1.75:1.00 but less than 1.95:1.00	180	185
Greater than or equal to 1.95:1.00	170	175

Student Housing Mortgaged Property:

Property DSCR	Net Spread	Margin
Greater than or equal to 1.60:1.00 but less than 1.80:1.00	215	220
Greater than or equal to 1.80:1.00 but less than 2.00:1.00	205	210
Greater than or equal to 2.00:1.00	195	200

SCHEDULE 4.3.3

RENEWAL REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of _____________, 20___, as amended (the “Credit Agreement”) by and among ______________________, a _____________________ (“Borrower”), ______________________, a _____________________ (“Sponsor”) and [_____________________], a [____________________] (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, __________________, the _______________ of Borrower, a __________________________, do hereby certify on behalf of each Borrower as of the date hereof, as follows:
_____Borrower hereby requests Lender to renew the Borrowing Advance Tranche in the amount of $______________, whose then-current Interest Period will mature on ___________, ____.
or
_____ Borrower, in accordance with the provisions of the Credit Agreement, will repay $___________ of the outstanding principal amount of the Borrowing Advance Tranche originally funded in the amount of $____________, whose Interest Period will mature on ________, ____, prior to such maturity date, and hereby requests Lender to renew such Borrowing Advance Tranche in the amount of the remaining principal balance of such Borrowing Advance Tranche, the remaining principal balance being equal to $___________.
1.    The Borrowing Advance Tranche shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate
* Prime Rate is available only as specified in the Credit Agreement
2.    The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Advance Tranche is 1 month.
3.    Borrower will (check one):

_____	Pay all interest due and payable under the requested Borrowing Advance Tranche in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Advance Tranche as of the Borrowing Date.
4.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.
5.    If applicable, the Base Rate for the Borrowing Advance Tranche renewed hereunder shall be ____% consisting of a LIBOR Index Rate of ____% and a Margin of ____%.
6.     If applicable (i.e. in the event of the renewal of a Borrowing Advance Tranche), the maturity date of the Interest Period of the Borrowing Advance Tranche requested herein is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).
7.    To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs 14 through 16 as certified by Servicer are accurate.
8.    Except as set forth herein and approved by Lender, all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on the date hereof, will continue to be true and correct as of the date of renewal.
9.    No Potential Default or Event of Default exists as of the date hereof and as of the date of renewal.
10.    [Check one of the following:]
____ No Potential Default or Event of Default exists as of the date hereof and as of the date of renewal.
____ No Potential Default or Event of Default exists as of the date hereof and as of the date of renewal, other than Borrower’s non-compliance with [Sections 2.1.4.1 and 2.1.4.3] [Section 2.1.4.1] [Section 2.1.4.3] of the Credit Agreement, and the renewal of the Borrowing Advance Tranche hereunder will not increase the outstanding principal balance of the Loan.
11.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Sponsor Borrower Loan have been satisfied.
12.    The undersigned is an Authorized Officer of Borrower.
13.    Notice of this Renewal Request shall be deemed received by Lender when (i) sent by facsimile to (____) ____-_________ and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) [__________] ([__________]), (2) [__________] ([__________]), (3) [__________] ([__________] or such other names and numbers as Lender may specify upon prior written notice to Borrower.

[The Renewal Request continues on the following page]
IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.
BORROWER:

_______________________, a _____________________________

By:
Name:
Title:

[The Renewal Request continues on the following page]

Credit Agreement
Schedule 2.3

14.    The current Property LTV Ratio is ___________(__%), which is less than or equal to the Maximum Property LTV Ratio set forth in Section 2.1.4.1 of the Credit Agreement of ________________ percent (____%), determined as follows:

A.	The current Sponsor Borrower Loan balance owed by Borrower	$_____________
B.	The current Market Value of the Collateral Pool Property	$_____________
C.	Item A divided by Item B and then multiplied by 100% equals the Property LTV Ratio	____________%
15.    The current Property DSCR is [___] : 1.00, which [check one:]
___ is less than _____ : 1.00, or

___ is greater than or equal to _____: 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Property determined by Lender	$_____________
B.	Property Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Property DSCR	____________%
16.    Following the renewal of the Borrowing Advance Tranche for the Interest Period requested herein, the Property DSCR will be ______ : 1.00, which [check one:]
___ is less than ____ : 1.00, or
___ is greater than or equal to _____ : 1.00,
determined as follows:

Credit Agreement
Schedule 4.3.3

A.	Net Operating Income of the Collateral Pool Property as determined by Lender	$_____________
B.	Property Stressed Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Property DSCR	____________%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 14 through 16 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.
SERVICER:

_______________________, a _____________________________

By:
Name:
Title:

Dated: ___________________________________

Credit Agreement
Schedule 4.3.3